                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 1, 1997

                                  KEVCO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           TEXAS                   000-21621                 75-2666013
      (STATE OR OTHER             (COMMISSION               (IRS EMPLOYER
       JURISDICTION               FILE NUMBER)           IDENTIFICATION NO.)
     OF INCORPORATION)

    1300 S. UNIVERSITY DRIVE, SUITE 200, FORT               76107
    WORTH, TEXAS                                         (ZIP CODE)
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's telephone number, including area code (817) 332-2758

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

 Shelter Acquisition

  On December 1, 1997, Kevco, Inc., a Texas corporation (the "Company" or "Kevco"), through a wholly-owned subsidiary, acquired (the "Shelter Stock Acquisition") approximately 95.5% of the common stock (the "Shelter Common Stock") of Shelter Components Corporation, an Indiana corporation ("Shelter") through the consummation of a cash tender offer (the "Tender Offer") for the Shelter Common Stock, which tender offer was commenced pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") entered into on October 21, 1997 by Kevco, a wholly-owned subsidiary of Kevco and Shelter.

  The Company intends to acquire the remaining outstanding shares of Shelter Common Stock pursuant to the "short form" merger (the "Merger"; the acquisition of Shelter through the Shelter Stock Acquisition and after giving effect to the Merger is herein referred to as the "Shelter Acquisition") provision of Section 23-1-40-4 of the Business Corporation Law of the State of Indiana, as amended (the "IBCL"), without the need for any action by any other shareholder of Shelter Common Stock following any waiting period required by the IBCL.

  As a result of the Shelter Stock Acquisition, the Company became the indirect holder (through its indirect ownership of Shelter Common Stock) of a proportionate interest of, and upon consummation of the Merger all, of the assets and properties, real and personal, tangible and intangible, and liabilities of Shelter. Shelter is a wholesale distributor of building products to the United States manufactured housing industry and the Company's subsidiary intends to continue the use of the assets it acquired substantially in accordance with their prior use.

  Pursuant to the terms of the Merger Agreement, on December 4, 1997, each of the then directors of Shelter, other than Larry D. Renbarger, resigned and vacancies were filled by the following officers of Kevco, Jerry E. Kimmel, Clyde A. Reed, Jr., Ellis L. McKinley, Jr., and Richard S. Tucker. In addition on December 4, 1997, the following individuals assumed the following positions with Shelter, Jerry E. Kimmel -- Chairman of the Board; Ellis L. McKinley, Jr. -- Vice President and Treasurer; and Richard S. Tucker -- Secretary.

  To the best knowledge of the Company, at the time of the Shelter Stock Acquisition there was no material relationship between (i) Shelter on the one hand and (ii) the Company, or any of its affiliates, its shareholders, any director or officer of the Company, or any associate of such director or officer on the other; except, that as required by the Merger Agreement, certain officers and directors of Shelter agreed to tender their shares of Shelter Common Stock pursuant to the Tender Offer.

  The aggregate consideration paid by the Company as a result of the Shelter Stock Acquisition was approximately $129.9 million in cash and after giving effect to the Merger and the retirement of options of Shelter the Company will have paid in the aggregate approximately $138.8 million in cash. The acquisition consideration for the Shelter Acquisition was determined by arms-length negotiations between the parties to the Merger Agreement.

  The primary source of funds used in the Shelter Stock Acquisition was (i) $101.9 million in proceeds from the private placement by the Company of $105 million of 10 3/8% Senior Subordinated Notes due 2007 consummated December 1, 1997 (the "Offering") and (ii) $28.0 million in borrowings under its Second Amended and Restated Credit Agreement with NationsBank of Texas, N.A. as a lender and administrative agent and Guaranty Federal Bank, F.S.B., The Sumitano Bank, Limited, and National City Bank Kentucky (the "Senior Credit Facility"). The primary source of funds that will be used for the Merger is anticipated to be additional borrowings under the Senior Credit Facility.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) The audited consolidated balance sheets of Kevco as of December 31, 1996 and 1995, and the related audited consolidated statements of income, stockholders' equity and cash flows for the three year period then ended and the unaudited consolidated financial statements as of September 30, 1997 and for the nine month periods ended September 30, 1997 and 1996 are attached hereto as Annex A and made a part hereof.

(b) The audited consolidated balance sheets of Shelter as of December 31, 1996 and 1995 and the related audited consolidated statements of income, shareholders' equity and cash flows for the three year period then ended and the unaudited consolidated financial statements as of September 30, 1997 and for the nine month periods ended September 30, 1997 and 1996 are attached hereto as Annex B and made a part hereof.

(c) The otherwise required financial statements of Consolidated Forest Products L.L.C., an Alabama limited liability company and Bowen Supply, Inc., a Georgia corporation were previously field with the Securities and Exchange Commission (the "SEC") and appear on Annexes B and A, respectively, to the Company's Current Report on Form 8-K/A dated February 27, 1997 and filed with the SEC on May 8, 1997 and are not required herein in reliance on General Instruction B.3. to Form 8-K.

(e) The unaudited pro forma condensed combined balance sheet of the Company attached hereto as Annex C has been adjusted to give effect to the Merger and the Offering, as though such transactions had occurred on September 30, 1997. The unaudited pro forma combined statements of income for the year ended December 31, 1996, the nine-month period ended September 30, 1997 and the last twelve months ended September 30, 1997, are based on the consolidated financial statements of the Company adjusted to give effect to the Pro Forma Transactions (as defined herein) as if such transaction had occurred on January 1, 1996.

(f) Exhibits.

  2.1 Agreement and Plan of Merger, dated as of October 21, 1997, between
      Kevco, Inc., SCC Acquisition Corp. and Shelter Components Corporation.(1)
  4.1 Articles of Incorporation of Kevco, Inc., as amended.(2)
  4.2 Bylaws of Kevco, Inc.(2)
  4.3 Form of certificate evidencing ownership of the Common Stock of Kevco, Inc.(2)
 23.1 Consent of Coopers & Lybrand L.L.P.(3)
 23.2 Consent of Rylander, Clay & Opitz, L.L.P.(3)
 23.3 Consent of Price Waterhouse LLP.(3)
 23.4 Consent of Coopers & Lybrand L.L.P.(3)

---------------------
(1) Previously filed as an exhibit to the Company's Tender Offer Statement or
    Schedule 14D-1, filed October 28, 1997, and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-11173) and incorporated herein by reference.
(3) Filed herewith.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Kevco, Inc.

                                             /s/ Ellis L. McKinley, Jr.
                                          By:__________________________________
                                             Ellis L. McKinley, Jr.
                                             Vice President, Chief Financial
                                             Officer
                                             and Treasurer

Date: December 16, 1997

                                                                        ANNEX A

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors
Kevco, Inc.
Fort Worth, Texas

  We have audited the accompanying consolidated balance sheets of Kevco, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kevco, Inc. as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

  As discussed in Note 13 to the consolidated financial statements, Kevco, Inc. retroactively changed its method of accounting for inventory from the last-in, first-out method to the first-in, first-out method and the consolidated financial statements for all years presented have been restated accordingly.

  We also audited the adjustments described in Note 13 that were applied to restate the 1994 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

/s/ Coopers & Lybrand L.L.P.

Fort Worth, Texas
February 21, 1997, except for
Note 13 as to which the date
is June 30, 1997

                         INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Kevco, Inc.
Fort Worth, Texas

  We have audited the accompanying statements of income, stockholders' equity and cash flows of Kevco, Inc. (an S-Corporation) for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Kevco, Inc. for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

/s/ Rylander, Clay & Opitz, L.L.P.

Fort Worth, Texas
March 24, 1995

                                  KEVCO, INC.

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                DECEMBER 31,
                                                               ---------------
                                                                1996    1995
                            ASSETS
Current assets:
  Cash and cash equivalents................................... $ 2,078 $   977
  Trade receivables (less allowance for doubtful accounts of
   $100 and $160 in 1996 and 1995, respectively)..............   9,458  14,769
  Inventories.................................................  23,722  19,201
  Prepaid expenses and other..................................     338     343
                                                               ------- -------
    Total current assets......................................  35,596  35,290
Property and equipment, net...................................  10,208   9,758
Intangible assets, net........................................   9,495  10,162
Other assets..................................................     440     459
                                                               ------- -------
    Total assets.............................................. $55,739 $55,669
                                                               ======= =======
             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable...................................... $ 6,666 $11,258
  Accrued liabilities.........................................   3,107   3,231
  Income taxes payable........................................     762     --
  Current portion of long-term debt...........................     367   1,057
  Current deferred income taxes...............................     168     --
                                                               ------- -------
    Total current liabilities.................................  11,070  15,546
Long-term debt, less current portion..........................   9,464  30,206
Deferred compensation obligation..............................     383     361
Deferred income taxes.........................................     629     --
                                                               ------- -------
    Total liabilities......................................... $21,546 $46,113
                                                               ------- -------
Commitments and contingencies (Note 8)
Stockholders' equity:
  Common stock, $.01 par value; 100,000 shares authorized;
   6,809 and 4,700 shares issued in 1996 and 1995,
   respectively...............................................      68      47
  Additional paid-in capital..................................  32,854   3,034
  Loan to stockholder.........................................     --   (3,437)
  Retained earnings...........................................   1,271  10,660
  Treasury stock, 306 shares at cost..........................     --     (748)
                                                               ------- -------
    Total stockholders' equity................................ $34,193 $ 9,556
                                                               ------- -------
    Total liabilities and stockholders' equity................ $55,739 $55,669
                                                               ======= =======

   The accompanying notes are an integral part of the consolidated financial statements.

                                  KEVCO, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                      1996      1995     1994
Net sales.......................................... $267,344  $182,519  $99,279
Cost of sales......................................  226,653   155,641   83,356
                                                    --------  --------  -------
  Gross profit.....................................   40,691    26,878   15,923
Commission income..................................    5,497     2,610    1,066
                                                    --------  --------  -------
                                                      46,188    29,488   16,989
Selling, general and administrative expenses.......   29,723    20,889   11,941
                                                    --------  --------  -------
  Operating income.................................   16,465     8,599    5,048
Interest income....................................      151       355      346
Interest expense...................................   (2,209)   (1,692)    (627)
Other income.......................................      --        --       800
                                                    --------  --------  -------
  Income before income tax provision...............   14,407     7,262    5,567
Income tax provision...............................    1,695        45       51
                                                    --------  --------  -------
  Net income....................................... $ 12,712  $  7,217  $ 5,516
                                                    ========  ========  =======
Pro forma information (unaudited) (Note 1):
  Historical income before income taxes............ $ 14,407  $  7,262  $ 5,567
  Income tax expense adjustments...................    5,475     2,832    2,171
                                                    --------  --------  -------
  Pro forma net income............................. $  8,932  $  4,430  $ 3,396
                                                    ========  ========  =======
  Pro forma earnings per share..................... $   1.61  $   0.90  $  0.69
                                                    ========  ========  =======
  Weighted average shares outstanding..............    5,531     4,946    4,946


   The accompanying notes are an integral part of the consolidated financial statements.

                                  KEVCO, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          TREASURY
                         COMMON STOCK       STOCK      ADDITIONAL
                         -------------- -------------   PAID-IN     LOAN TO   RETAINED
                         SHARES  AMOUNT SHARES AMOUNT   CAPITAL   STOCKHOLDER EARNINGS   TOTAL
Balance at December 31,
 1993................... 4,700    $47     306  $(748)   $ 2,837     $(4,937)  $  6,651  $  3,850
  Net income............   --     --      --     --         --          --       5,516     5,516
  Distribution to
   stockholders.........   --     --      --     --         --          --      (4,022)   (4,022)
  Collections from
   stockholder..........   --     --      --     --         --          750        --        750
                         -----    ---    ----  -----    -------     -------   --------  --------
Balance at December 31,
 1994................... 4,700     47     306   (748)     2,837      (4,187)     8,145     6,094
  Net income............   --     --      --     --         --          --       7,217     7,217
  Distribution to
   stockholders.........   --     --      --     --         --          --      (4,702)   (4,702)
  Collections from
   stockholder..........   --     --      --     --         --          750        --        750
  Contributed capital...   --     --      --     --         197         --         --        197
                         -----    ---    ----  -----    -------     -------   --------  --------
Balance at December 31,
 1995................... 4,700     47     306   (748)     3,034      (3,437)    10,660     9,556
  Net income............   --     --      --     --         --          --      12,712    12,712
  Distribution to
   stockholders.........   --     --      --     --         --          --     (14,407)  (14,407)
  Collections from
   stockholder..........   --     --      --     --         --          375        --        375
  Distribution of loan
   to stockholders......   --     --      --     --         --        3,062     (3,062)      --
  Contributed capital...   --     --      --     --          86         --         --         86
  Retirement of treasury
   stock................  (306)    (3)   (306)   748       (745)        --         --        --
  Contribution of S
   corporation retained
   earnings with change
   to C corporation
   status...............   --     --      --     --       4,632         --      (4,632)      --
  Issuance of stock..... 2,415     24     --     --      25,847         --         --     25,871
                         -----    ---    ----  -----    -------     -------   --------  --------
Balance at December 31,
 1996................... 6,809    $68     --   $ --     $32,854     $   --    $  1,271  $ 34,193
                         =====    ===    ====  =====    =======     =======   ========  ========


   The accompanying notes are an integral part of the consolidated financial statements.

                                  KEVCO, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                     1996      1995     1994
Cash flows from operating activities:
  Net income.....................................  $ 12,712  $  7,217  $ 5,516
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization................     1,792     1,041      399
    Gain on sale of assets.......................       (10)      (16)     (11)
    Deferred compensation obligation.............        22        28       (7)
    Deferred income taxes........................       797       --       --
Changes in assets and liabilities, net of effects
 from purchase of Service Supply Systems, Inc.:
  Trade receivables, net.........................     5,311    (2,014)    (835)
  Inventories....................................    (4,521)   (1,363)  (1,604)
  Prepaid expenses and other.....................         5        71       (9)
  Trade accounts payable.........................    (4,592)    3,650     (591)
  Accrued liabilties.............................      (124)     (166)     218
  Income taxes payable...........................       762       --       --
                                                   --------  --------  -------
    Net cash provided by operating activities....    12,154     8,448    3,076
                                                   --------  --------  -------
Cash flows from investing activities:
  Purchase of equipment..........................    (1,586)   (2,844)    (432)
  Proceeds from sale of assets...................        21       594       11
  Decrease in other assets.......................        19       180      (47)
  Purchase of Service Supply Systems, Inc., net
   of cash acquired..............................       --    (17,449)     --
  Loan origination fees..........................       --       (913)     --
                                                   --------  --------  -------
    Net cash used by investing activities........    (1,546)  (20,432)    (468)
                                                   --------  --------  -------
Cash flows from financing activities:
  Net proceeds from initial public offering......    25,871       --       --
  (Payment) proceeds from line of credit.........    (6,500)   (4,587)   2,400
  Payments of long-term debt.....................   (14,932)   (1,900)  (1,578)
  Proceeds from long-term debt...................       --     30,700      --
  Payment of acquired debt.......................       --     (8,124)     --
  Distributions paid.............................   (14,407)   (4,702)  (4,022)
  Capital contributions..........................        86       197      --
  Collections on loan to stockholder.............       375       750      750
                                                   --------  --------  -------
    Net cash (used) provided by financing
     activities..................................    (9,507)   12,334   (2,450)
                                                   --------  --------  -------
Net increase in cash and cash equivalents........     1,101       350      158
Beginning cash and cash equivalents..............       977       627      469
                                                   --------  --------  -------
Ending cash and cash equivalents.................  $  2,078  $    977  $   627
                                                   ========  ========  =======
Supplemental cash flow information:
  Cash paid during the period for:
    Interest.....................................  $  2,162  $  1,471  $   604
                                                   ========  ========  =======
    Income taxes.................................  $    456  $     45  $    51
                                                   ========  ========  =======

                                  KEVCO, INC.

                                (IN THOUSANDS)

  Supplemental schedule of noncash investing and financing activities:

  The Company distributed the loan to stockholder of $3,062 to the Company's stockholders effective June 30, 1996.

  During 1995, the Company purchased all of the capital stock of Service Supply Systems, Inc. for $17,700. In conjunction with the acquisition, liabilities were assumed as follows:

   Fair value of assets acquired........................................ $32,400
   Cash paid for the capital stock......................................  17,700
                                                                         -------
     Liabilities assumed................................................ $14,700
                                                                         =======

  Of the $14,700 in liabilities assumed, $8,100 was immediately paid off with the proceeds from long-term debt.

  Noncompete obligations of $544 were incurred when the Company purchased Service Supply Systems, Inc. and entered into two noncompete agreements which are being amortized over the life of the agreements.



   The accompanying notes are an integral part of the consolidated financial statements.

                                  KEVCO, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 DESCRIPTION OF OPERATIONS

  Kevco, Inc. manufactures and distributes products and materials for use by the manufactured housing and recreational vehicle industries.

 BASIS OF CONSOLIDATION

  The accompanying consolidated financial statements include the accounts of Kevco, Inc. and its wholly-owned subsidiaries (the "Company"). All significant intercompany transactions and accounts have been eliminated.

 CASH AND CASH EQUIVALENTS

  For purposes of reporting cash flows, cash and cash equivalents include cash on hand, deposits with banks and all highly liquid investments with original maturities of three months or less. The carrying value of cash and cash equivalents approximates fair value as of December 31, 1996 and 1995.

 INVENTORIES

  Inventories are stated at the lower of cost or market. Inventories purchased for resale and manufacturing inventories are valued using the first-in, first-out (FIFO) method.

 PROPERTY AND EQUIPMENT

  Property and equipment are carried at cost less accumulated depreciation. Additions to and major improvements of property and equipment are capitalized. Maintenance and repair costs are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and any resulting gains or losses are included in the operations for the period.

  Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

       Buildings..................................................      40 years
       Furniture and equipment.................................... 5 to 10 years
       Transportation equipment................................... 4 to 10 years
       Leasehold improvements.....................................      10 years

 INTANGIBLE ASSETS

  Intangible assets are comprised of noncompete agreements, loan origination fees and goodwill. Noncompete agreements are amortized on a straight-line basis over the terms of the related agreements (24 to 30 months). Loan origination fees associated with the acquisition of the Company's term debt and revolving credit facility have been capitalized and are being amortized on a straight-line basis over five years. The excess of acquisition cost of acquired businesses over the fair value of net assets acquired ("goodwill") is amortized, using the straight-line method, over 40 years. The Company reviews goodwill to assess recoverability periodically. At each balance sheet date, management assesses whether there has been a permanent impairment in the value of goodwill by considering factors such as expected future operating income, current operating results, and other economic factors. Management believes no impairment has occurred.

                                  KEVCO, INC.

 DEFERRED COMPENSATION OBLIGATION

  The Company has entered into deferred compensation agreements with certain employees, whereby payments will be made upon death or retirement for a ten year period and such liability has been recorded at the present value of the anticipated future payments.

 REVENUE RECOGNITION

  Revenue from product sales is recognized at the time of shipment or the time of receipt in the case of direct shipments from vendors to customers. Commissions are recognized as earned.

 INCOME TAXES

  Income taxes are provided based on earnings reported for tax return purposes in addition to a provision for deferred income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. The provision for income taxes includes deferred taxes determined by the change in the deferred tax liability (or asset) which is computed based on the differences between the financial statement and income tax bases of assets and liabilities, all of which are measured by applying enacted tax laws and rates. Deferred tax expense is the result of changes in the deferred tax liability or asset.

 INTEREST RATE HEDGE

  The Company entered into an interest rate hedge agreement in conjunction with its primary credit facility to alter interest rate exposure on both the revolver and the term debt. Amounts expected to be paid or received on the interest rate hedge are recognized as adjustments to interest expense. Any gain or loss from the termination of this hedge agreement will be recognized at that time.

 CONCENTRATION OF CREDIT RISK

  The Company's sales are primarily to the manufactured housing and recreational vehicle industries across a wide geographical area and generally require no advance payment from customers. The Company had sales to two customers representing approximately 16% and 14% of net sales in 1996.

  The Company estimates future credit losses based on continual evaluation of customers' financial condition, historical loss experience and current economic conditions. The estimated future credit losses are expensed through an allowance for doubtful accounts and actual credit losses are charged to the allowance when incurred.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses in the reporting periods. Actual results could differ from those estimates.

 STOCK SPLIT

  On August 29, 1996, the Company effected a .47-for-1 reverse stock split of its common stock. All share and per share amounts included in the accompanying financial statements and notes have been restated to reflect the stock split.

                                  KEVCO, INC.

 UNAUDITED PRO FORMA NET INCOME

  Pro forma net income represents the results of operations adjusted to reflect a provision for income tax on historical income before income taxes, which gives effect to the change in the Company's income tax status to a C corporation prior to the consummation of the Company's initial public offering. The difference between the pro forma income tax rates utilized and the federal statutory rate of 35% relates primarily to state income taxes (5%, less effect of federal tax benefit).

 UNAUDITED PRO FORMA EARNINGS PER SHARE

  Historical net income per common share is not presented because it is not indicative of the ongoing entity. Pro forma earnings per share have been computed by dividing pro forma net income by the weighted average number of shares of common stock outstanding during the period. Pro forma earnings per share data has been presented to reflect the effect of the assumed issuance of that number of shares of common stock that would generate sufficient cash to pay an S corporation distribution in an amount equal to previously taxed but undistributed earnings.

2. ACQUISITION:

  The Company purchased all of the capital stock of Service Supply Systems, Inc. ("Service Supply") on June 30, 1995 for approximately $17,700,000 and at that date merged Service Supply with and into the Company. The acquisition was accounted for as a purchase and, accordingly, the operating results of Service Supply have been included in the operating results of the Company since June 30, 1995. The acquisition cost in excess of the fair value of net assets of Service Supply of $7,087,000 has been accounted for as goodwill and will be amortized over its useful life of 40 years.

3. INVENTORIES:

  Inventories are comprised of the following (in thousands):

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                               ----------------
                                                                1996     1995
   Raw materials.............................................. $ 4,385  $ 2,314
   Work-in-process............................................     332      303
   Finished goods.............................................   1,324      828
   Goods held for resale......................................  17,681   15,756
                                                               -------  -------
                                                               $23,722  $19,201
                                                               =======  =======

4. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                               ----------------
                                                                1996     1995
   Land....................................................... $   242  $   242
   Buildings..................................................   5,195    4,774
   Furniture and equipment....................................   6,181    5,213
   Transportation equipment...................................   3,277    3,232
   Leasehold improvements.....................................     564      503
                                                               -------  -------
                                                                15,459   13,964
   Less accumulated depreciation..............................  (5,251)  (4,206)
                                                               -------  -------
     Property and equipment, net.............................. $10,208  $ 9,758
                                                               =======  =======

                                  KEVCO, INC.

  Property and equipment under capital leases consists of buildings of $2,231,000 and furniture and equipment of $640,000 for the years ended December 31, 1996 and 1995, and accumulated depreciation of $1,982,000 and $1,846,000 for the years ended December 31, 1996 and 1995, respectively.

5. INTANGIBLE ASSETS:

  Intangible assets consist of the following (in thousands):

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                               ----------------
                                                                1996     1995
   Goodwill................................................... $ 9,113  $ 9,113
   Loan origination fees......................................     913      913
   Noncompete agreements......................................     544      544
                                                               -------  -------
                                                                10,570   10,570
   Less accumulated amortization..............................  (1,075)    (408)
                                                               -------  -------
     Intangible assets, net................................... $ 9,495  $10,162
                                                               =======  =======

6. LONG-TERM DEBT:

  Long-term debt consists or the following (in thousands):

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              ---------------
                                                               1996    1995
                                                              (IN THOUSANDS)
   Revolving credit facility payable to a bank, due June 30,
    1998, with interest payable monthly. Interest is paid at
    the bank's prime rate or LIBOR rates based on pricing
    options elected by the Company plus a margin determined
    by operating statistics of the Company (8.25% and 7.93%
    at December 31, 1996 and 1995, respectively),
    $11,611 net of an outstanding letter of credit in the
    amount of $389, was available under the credit facility
    at December 31, 1996....................................  $8,000  $14,500
   Term debt payable to a bank with interest payable monthly
    and quarterly principal payments of $625 commencing on
    October 1, 1996 until maturity at June 30, 2001.
    Interest is paid at LIBOR rates based on pricing options
    selected by the Company plus a margin determined by
    operating statistics of the Company (7.54% at
    December 31, 1995)......................................     --    14,500
   Capital lease obligations to a related party,
    collateralized by equipment, maturing through 2007, with
    interest rates from 13.9% to 26.8%......................   1,548    1,681
   Obligations payable under noncompete and consulting
    agreements, due in 24 to 48 months with payments ranging
    from $3,000 to $10,833 per month, maturing through 1999,
    interest imputed at 8.50%...............................     283      582
                                                              ------  -------
   Totals...................................................   9,831   31,263
   Less current portion.....................................    (367)  (1,057)
                                                              ------  -------
                                                              $9,464  $30,206
                                                              ======  =======

  The term debt and revolving credit facility are collateralized by substantially all of the assets of the Company and its subsidiaries, including a pledge of all outstanding capital stock of such subsidiaries. The related credit agreement contains certain restrictions and conditions which include cash flow requirements, limitations on acquisitions of property and equipment, and restrictions on distributions to stockholders.

                                  KEVCO, INC.

  The following are scheduled maturities of debt (in thousands):

       YEAR ENDING
       DECEMBER 31,
        1997............................................................. $  367
        1998.............................................................  8,131
        1999.............................................................    127
        2000.............................................................    114
        2001.............................................................    111
       Thereafter........................................................    981
                                                                          ------
                                                                          $9,831
                                                                          ======

  In addition, in order to reduce interest rate risk on the credit facility, the Company has entered into an interest rate hedge agreement in the notional amount of $15.0 million, whereby the Company will receive interest payments should LIBOR increase above 9.00% and, conversely, will make interest payments should LIBOR decrease below 5.25%, the effect of which limits the Company's interest expense within the range of 9.00% to 5.25% LIBOR on $15.0 million of debt. Management intends to hold the interest rate hedge until maturity on August 28, 1998. The Company has incurred no gain or loss related to this interest rate hedge for the year ended December 31, 1996. The fair value of the interest rate hedge agreement is not considered to be material.

  The fair value of long-term debt was $10.6 and $32.0 million as of December 31, 1996 and 1995, respectively. The fair value of the Company's long-term debt was calculated by discounting future cash flows using an estimated fair market value interest rate.

  In February 1997, the Company and its lender amended the credit agreement in order to fund the acquisitions discussed in Note 13. The term debt was increased to $30.0 million and the revolving credit facility increased to $35.0 million, each maturing in 2001. The term debt will be payable $0 in 1997; $2 million in 1998; $8 million in 1999; $10 million in 2000; and $10 million in 2001. The interest rate structure, restrictions and conditions are similar to the credit agreement prior to amendment.

7. INCOME TAXES:

  Prior to November 6, 1996, the Company was treated for federal and state income tax purposes as an S corporation under Subchapter S of the Internal Revenue Code. As a result, the Company's earnings for such period were taxed at the stockholder level. Effective November 6, 1996, the Company terminated its S corporation status and restructured to create an operating company with a subsidiary. From November 6, 1996, the Company's earnings have been taxed as a C corporation and provisions for income taxes have been reflected in the consolidated financial statements. The Company recorded a nonrecurring net deferred tax provision of approximately $353,000 associated with the recognition of a related deferred tax liability due to the termination of the Company's S corporation status.

                                  KEVCO, INC.

  The provision for income taxes for the years ended December 31, 1996, 1995 and 1994 consists of the following (in thousands):

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1996  1995 1994
   Federal:
     Current................................................... $  559 $--  $--
     Deferred..................................................    692  --   --
   State:
     Current...................................................    339   45   51
     Deferred..................................................    105  --   --
                                                                ------ ---- ----
                                                                $1,695 $ 45 $ 51
                                                                ====== ==== ====

  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the treatment of certain items for financial statement purposes and the treatment of those items for corporation tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

  Significant components of the Company's deferred tax assets and liabilities at December 31, 1996 were as follows (in thousands):

   Deferred tax assets:
     Accrued liabilities.............................................. $   214
     Allowance for doubtful accounts..................................      40
     Inventory capitalization.........................................     196
     Deferred compensation............................................     153
     Capital leases...................................................     264
     Noncompete agreements............................................     127
     Inventory reserve................................................     217
                                                                       -------
       Total gross deferred tax assets................................   1,211
                                                                       -------
   Deferred tax liabilities:
     Depreciation.....................................................  (1,173)
     IRC Section 481 inventory adjustment.............................    (835)
                                                                       -------
       Total gross deferred tax liabilities...........................  (2,008)
                                                                       -------
         Net deferred tax liabilities................................. $  (797)
                                                                       =======
   Current deferred income tax liability.............................. $  (168)
   Noncurrent deferred income tax liability...........................    (629)
                                                                       -------
         Net deferred tax liabilities................................. $  (797)
                                                                       =======

                                  KEVCO, INC.

  The differences between the consolidated provision for income taxes and income taxes computed using income before income taxes and the U.S. federal income tax rate for the years ended December 31, 1996, 1995 and 1994 are as follows (in thousands):

                                                    YEAR ENDED DECEMBER 31,
                                                    -------------------------
                                                     1996     1995     1994
   Amount computed using statutory rate (35%)...... $ 5,042  $ 2,542  $ 1,948
   Increase (decrease) in taxes resulting from:
     Recognition of deferred tax liability in
      connection with S corporation termination....     353      --       --
     Tax effect of change in method of valuing
      inventory....................................     388
     State income taxes............................     225       45       51
     Tax effect of income not subject to federal
      tax due to corporation S status..............  (4,329)  (2,542)  (1,948)
     Other, net....................................      16      --       --
                                                    -------  -------  -------
                                                    $ 1,695  $    45  $    51
                                                    =======  =======  =======

8. COMMITMENTS AND CONTINGENCIES:

 LEASES

  The Company leases various equipment and buildings under capital and noncancelable operating leases with an initial term in excess of one year. As of December 31, 1996, future minimum rental payments required under these capital and operating leases are summarized as follows (in thousands):

                                                              CAPITAL  OPERATING
                                                              LEASES    LEASES
     1997.................................................... $   432   $2,175
     1998....................................................     363    1,926
     1999....................................................     340    1,375
     2000....................................................     340      995
     2001....................................................     304      759
     Thereafter..............................................   1,573      690
                                                              -------   ------
     Total...................................................   3,352   $7,920
                                                                        ======
     Less amount representing interest.......................  (1,804)
                                                              -------
     Present value of minimum lease payments................. $ 1,548
                                                              =======

  Rental expense for operating leases was $3,839,000, $2,640,000 and $1,574,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

 EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with its majority stockholder for a five-year term renewable annually and has entered into a consulting agreement with a former stockholder through October 1998.

 LITIGATION

  There are claims and pending actions incident to the business operations of the Company. Management does not expect resolution of these matters to have a material adverse effect on the Company's financial position or future results of operations or cash flows.

                                  KEVCO, INC.

9. RETIREMENT PLAN:

  The Company has a defined contribution retirement plan which covers substantially all full-time employees and is qualified under Section 401(k) of the Internal Revenue Code. Under the plan, employees may voluntarily contribute a percentage of their compensation to the plan and the Company may make discretionary contributions. The Company's contributions to the plan for the years ended December 31, 1996, 1995 and 1994 were $100,000, $225,000 and
$150,000, respectively.

10. RELATED PARTY TRANSACTIONS:

  The Company leases certain buildings and data processing equipment under capital leases from partnerships partially owned by the majority stockholder of the Company. Two of the leased warehouses were financed through economic development and industrial revenue bonds; one series of which was issued by Newton, Kansas in the original principal amount of $575,000, and with respect to which, the Company is the sub-lessee of the premises and a co-guarantor, and one series of which was issued by Elkhart, Indiana in the original principal amount of $400,000, and with respect to which, the Company is the lessee of the premises and has agreed to perform the obligations of the lessor contained in the mortgage. Lease payments for the facilities and equipment were approximately $672,000 in each of the years ended 1996, 1995 and 1994.

  The Company loaned its majority stockholder $5.0 million in 1993, payable in monthly principal installments of $62,500 plus interest at 9% at December 31, 1995, due November 1997. The Company distributed the loan to stockholder to the Company's stockholders effective June 30, 1996.

11. OTHER INCOME:

  The Company received $800,000 in 1994 from a disability insurance policy on a former stockholder who was determined disabled and used the proceeds to retire a note payable to the former stockholder.

12. STOCK-BASED COMPENSATION PLANS:

  The Company sponsors the Kevco, Inc. 1995 Stock Option Plan and the Kevco, Inc. 1996 Stock Option Plan (the "Plans"), which are stock-based incentive compensation plans. The Company applies APB Opinion 25 and related standards in accounting for the Plans. In 1995, the FASB issued FASB Statement No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to elect these provisions of SFAS 123. However, disclosures as if the Company adopted the cost recognition provisions of SFAS 123 in 1995 are required by SFAS 123 and are presented below.

  Under the Plans, the Company is authorized to issue up to 702,735 shares of common stock pursuant to "Awards" granted in the form of incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended) and nonqualified stock options. Awards may be granted to selected employees and directors of the Company. During 1995 and 1996, the Company granted only nonqualified stock options under the Plans.

 NONQUALIFIED STOCK OPTIONS

  The Plans provide that the exercise price of any stock option will be determined by the Board of Directors on the date of grant. The stock options granted in 1995 or 1996 vest over periods of 10 years and 7 years, respectively. All options vested in November 1996, at the time of the initial public offering. In accordance with APB 25, the Company has not recognized any compensation cost for these stock options granted during 1995 and 1996.

                                  KEVCO, INC.

  A summary of the status of the Company's stock options as of December 31, 1995 and 1996, and the changes during the year ended on those dates is presented below:

                                              NONQUALIFIED STOCK OPTIONS
                                        ---------------------------------------
                                               1996                1995
                                        ------------------- -------------------
                                        NUMBER OF  WEIGHTED NUMBER OF  WEIGHTED
                                        SHARES OF  AVERAGE  SHARES OF  AVERAGE
                                        UNDERLYING EXERCISE UNDERLYING EXERCISE
                                         OPTIONS    PRICES   OPTIONS    PRICES
Outstanding at beginning of year......    47,854    $ 5.64       --       N/A
Granted...............................   393,450    $11.17    47,854    $5.64
Exercised.............................       --        N/A       --       N/A
Forfeited.............................    26,108    $10.42       --       N/A
Expired...............................       --        N/A       --       N/A
Outstanding at end of year............   415,196    $10.58    47,854    $5.64
Exercisable at end of year............   415,196    $10.58       --       N/A
Weighted-average fair value of options
 granted during the year..............   $  1.84       --     $ 1.39      --

  The fair value of each stock option granted is estimated on the date of grant using the minimum value method of option pricing with the following weighted-average assumptions for grants in 1995 and 1996, respectively: dividend yield of zero percent for both years; risk-free interest rates are different for each grant and range from 5.77% to 6.19%; and the expected lives of 5 and 3.5 years, respectively, for the 1995 and 1996 options. In determining the "minimum value," SFAS 123 does not require the volatility of the Company's common stock underlying the options to be calculated or considered because the Company was not publicly-traded when the options were granted.

  The following table summarizes information about stock options outstanding at December 31, 1996:

                  OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
      ------------------------------------------------  ------------------------
                     NUMBER                                NUMBER
                  OUTSTANDING    WEIGHTED    WEIGHTED   EXERCISABLE    WEIGHTED
                       AT         AVERAGE    AVERAGE         AT        AVERAGE
      EXERCISE    DECEMBER 31,   REMAINING   EXERCISE   DECEMBER 31,   EXERCISE
       PRICES         1996         LIFE       PRICE         1996        PRICE
      --------    ------------   ---------   --------   ------------   --------
      $ 5.64         44,306        7.85       $ 5.64       44,306       $ 5.64
       11.17        370,890        5.66        11.17      370,890        11.17
                    -------        ----       ------      -------       ------
                    415,196        5.90       $10.58      415,196       $10.58
                    =======        ====       ======      =======       ======

 NET INCOME AND NET INCOME PER COMMON SHARE

  Had the compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS 123, the Company's net income and net income per common share for 1995 and 1996 would approximate the pro forma amounts below (in thousands):

                                        SFAS 123 PRO              SFAS 123 PRO
                           AS REPORTED     FORMA     AS REPORTED     FORMA
                           DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31,
                               1996         1996         1995         1995
SFAS 123 charge...........       --        $  711          --        $   34
Pro forma net income......    $8,863       $8,422       $4,286       $4,265
Pro forma net income per
 common share.............    $ 1.60       $ 1.52       $  .87       $ 0.86

                                  KEVCO, INC.

  The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and the Company anticipates making awards in the future under its stock-based compensation plans.

13. CHANGE IN ACCOUNTING PRINCIPLE:

  During the second quarter of 1997, the Company adopted the FIFO method to value inventories for which the LIFO method has previously been utilized for determining cost. The FIFO method will better measure the current value of such inventories, provide a more appropriate matching of revenues and expenses, and conform all inventories of the Company to the same accounting method. Additionally, the change will enhance the comparability of the Company's financial statements by changing to the predominant method utilized in its industry.

  As required by generally accepted accounting principles, the Company applied this change retroactively, which resulted in a decrease in net income of approximately $276,000 for the year ended December 31, 1996 and an increase in net income of approximately $236,000 and $269,000 for the years ended December 31, 1995 and 1994, respectively. The cumulative effect of this restatement on retained earnings at January 1, 1994 was an increase of $313,000. Pro forma net income (see Note 1) increased approximately $69,000, $144,000 and $164,000 for the years ended December 31, 1996, 1995 and 1994, respectively and pro forma earnings per share (see Note 1) increased by $0.01, $0.03, and $0.04 for the years ended December 31, 1996, 1995, and 1994, respectively, as a result of applying the change retroactively.

14. SUBSEQUENT EVENTS:

  In February 1997, the Company acquired certain assets and liabilities of Consolidated Forest Products, L.L.C. for approximately $13,870,000. Consolidated Forest Products, L.L.C. is a privately held manufacturer of wood products based in Haleyville, Alabama.

  In February 1997, the Company acquired the common stock of Bowen Supply, Inc. for approximately $19,500,000. Bowen Supply, Inc. is a privately held distributor of building products to the manufactured housing and recreational vehicle industries based in Americus, Georgia.

  The Company will account for these transactions under the purchase method.

                                  KEVCO, INC.
                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1997          1996
                                                     ------------- ------------
                                                            (UNAUDITED)
                       ASSETS
Current assets
 Cash and cash equivalents..........................   $     77      $ 2,078
 Trade accounts receivable, less allowance for
  doubtful accounts of $132
  and $100 in 1997 and 1996, respectively...........     25,190        9,458
 Inventories........................................     34,988       23,722
 Prepaid expenses and other current assets..........      1,447          338
                                                       --------      -------
  Total current assets..............................     61,702       35,596
Property and equipment, net.........................     18,563       10,208
Intangible assets, net..............................     33,600        9,495
Other assets........................................        713          440
                                                       --------      -------
  Total assets......................................   $114,578      $55,739
                                                       ========      =======
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Trade accounts payable.............................   $ 22,245      $ 6,666
 Accrued liabilities................................      4,050        3,107
 Income taxes payable...............................        118          762
 Current portion of long-term debt..................        112          367
 Current deferred income taxes......................         50          168
                                                       --------      -------
  Total current liabilities.........................     26,575       11,070
Long-term debt, less current portion................     45,737        9,464
Deferred income taxes...............................        629          629
Deferred compensation obligation....................      1,240          383
                                                       --------      -------
  Total liabilities.................................     74,181       21,546
                                                       --------      -------
Stockholders' equity:
 Common stock, $.01 par value; 100,000 shares autho-
  rized; 6,825 shares issued and outstanding........         68           68
 Additional paid-in capital.........................     32,974       32,854
 Retained earnings..................................      7,355        1,271
                                                       --------      -------
  Total stockholders' equity........................     40,397       34,193
                                                       --------      -------
  Total liabilities and stockholders' equity........   $114,578      $55,739
                                                       ========      =======

          See accompanying notes to consolidated financial statements.

                                  KEVCO, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                       -----------------
                                                         1997     1996
                                                       -------- --------
                                                              (UNAUDITED)
Net sales............................................. $271,957 $205,048
Cost of sales.........................................  235,138  174,055
                                                       -------- --------
 Gross profit.........................................   36,819   30,993
Commission income.....................................    4,413    4,100
                                                       -------- --------
                                                         41,232   35,093
Selling, general and administrative expenses..........   28,738   22,590
                                                       -------- --------
 Operating income.....................................   12,494   12,503
Interest expense......................................    2,354    1,626
                                                       -------- --------
 Income before income taxes...........................   10,140   10,877
Income taxes..........................................    4,056       30
                                                       -------- --------
 Net income........................................... $  6,084 $ 10,847
                                                       ======== ========
Earnings per share.................................... $   0.88
                                                       ========
Weighted average shares outstanding...................    6,916
                                                       ========
Pro forma information (Note 5)
 Historical income before income taxes................          $ 10,877
 Income tax expense adjustments.......................             4,133
                                                                --------
 Pro forma net income.................................          $  6,744
                                                                ========
 Pro forma earnings per share.........................          $   1.32
                                                                ========
 Weighted average shares outstanding..................             5,098
                                                                ========



          See accompanying notes to consolidated financial statements.

                                  KEVCO, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                NINE MONTHS
                                                              ENDED SEPTEMBER
                                                                    30
                                                              ----------------
                                                               1997     1996
                                                              -------  -------
                                                                (UNAUDITED)
Cash flows form operating activities:
 Net income.................................................. $ 6,084  $10,847
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..............................   2,172    1,318
  Gain on sale of assets.....................................      (3)      (4)
  Deferred compensation obligation...........................     375       24
  Changes in assets and liabilities..........................  (2,390)    (474)
                                                              -------  -------
  Net cash provided by operating activities..................   6,238   11,711
Cash flows from investing activities:
 Purchase of Consolidated.................................... (13,420)     --
 Purchase of Bowen........................................... (19,115)     --
 Purchase of equipment.......................................  (2,000)  (1,086)
 Proceeds from sale of assets................................     806        4
 Increase in other assets....................................    (509)    (314)
                                                              -------  -------
  Net cash used by investing activities...................... (34,238)  (1,396)
Cash flows from financing activities:
 Proceeds (payments) on line of credit, net..................   4,600   (5,500)
 Proceeds from long-term debt................................  30,000      --
 Distributions paid..........................................     --    (5,915)
 Payments of long-term debt..................................  (8,721)     (99)
 Capital contributions.......................................     --        86
 Collections on loan to stockholder..........................     --       375
 Stock options exercised.....................................     120      --
                                                              -------  -------
  Net cash provided (used) by financing activities...........  25,999  (11,053)
                                                              -------  -------
Net decrease in cash and cash equivalents....................  (2,001)    (738)
Beginning cash and cash equivalents..........................   2,078      977
                                                              -------  -------
Ending cash and cash equivalents............................. $    77  $   239
                                                              =======  =======


          See accompanying notes to consolidated financial statements.

                                  KEVCO, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.ACCOUNTING POLICIES AND BASIS OF PRESENTATION

  The Annual Report on Form 10-K for the year ended December 31, 1996, for Kevco, Inc. includes a summary of significant accounting policies and should be read in conjunction with this Form 10-Q. Prior to the effective date of the initial public offering (see Note 3), Kevco, Inc. restructured and created an operating company subsidiary with a subsidiary. As a result, the financial statements are referred to as consolidated financial statements. The accompanying consolidated financial statements of Kevco, Inc. and its wholly-owned subsidiaries (the "Company") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles ("GAAP") for complete financial statements. All significant intercompany transactions and accounts have been eliminated.

  In the opinion of management, the consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the balance sheets as of September 30, 1997 and December 31, 1996, the statements of income for the nine-month period ended September 30, 1997 and 1996 and the statements of cash flows for the nine-month period ended September 30, 1997 and 1996. The results of operations for the nine-month period ended September 30, 1997 are not necessarily indicative of the results of operations for the entire fiscal year ending December 31, 1997.

  On August 29, 1996, the Company effected a 0.47-for-1 reverse stock split of its common stock and retired its treasury shares. All share and per share amounts included in the accompanying financial statements and footnotes have been restated to reflect the reverse stock split.

2.ACQUISITIONS

  On February 27, 1997, the Company acquired substantially all of the assets, and assumed certain liabilities, of Consolidated Forest Products, L.L.C. ("Consolidated") (the "Consolidated Acquisition") for approximately $14.0 million. The acquisition was accounted for as a purchase and, accordingly, the operating results of Consolidated have been included in the operating results of the Company since February 27, 1997. The acquisition cost in excess of the fair value of net assets of Consolidated of approximately $9.6 million has been accounted for as goodwill and will be amortized over its estimated useful life of 40 years.

  On February 28, 1997, the Company purchased all of the capital stock of Bowen Supply, Inc. ("Bowen") (the "Bowen Acquisition") for approximately $19.5 million. The acquisition was accounted for as a purchase and, accordingly, the operating results of Bowen have been included in the operating results of the Company since February 28, 1997. The acquisition cost in excess of the fair value of net assets of Bowen of approximately $14.9 million has been accounted for as goodwill and will be amortized over its estimated useful life of 40 years.


  The following pro forma financial information combines the historical results of the Company as if the Consolidated Acquisition, the Bowen Acquisition and the initial public offering had occurred as of the beginning of each period presented:

                                                                  NINE MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                               -----------------
                                                                 1997     1996
                                                               -------- --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
      Net sales............................................... $294,253 $305,379
      Net income.............................................. $  6,467 $ 10,001
      Earnings per share...................................... $   0.93 $   1.45

                                  KEVCO, INC.

                                  (UNAUDITED)

3.INITIAL PUBLIC OFFERING

  In November 1996, the Company completed an initial public offering of 2,415,000 shares of the Company's common stock (including an over-allotment option of 315,000 shares exercised in December 1996) for $12.00 per share, netting proceeds to the Company after underwriting discounts and expenses of approximately $26.0 million. Proceeds to the Company were used to repay all of the outstanding balance of the Company's $20.0 million revolving credit facility of $9.0 million and a permanent reduction of all of the outstanding balance of the Company's term loan of $13.9 million. Proceeds were also used to make an S corporation distribution of approximately $3.7 million representing previously taxed but undistributed earnings through June 30, 1996 (see Note 7 and 8).

4.INVENTORIES

  Inventories are comprised of the following (in thousands):

                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1997          1996
                                                      ------------- ------------
Raw materials........................................    $ 7,922      $ 4,385
Work-in process......................................        636          332
Finished goods.......................................      1,938        1,324
Goods held for resale................................     24,492       17,681
                                                         -------      -------
                                                         $34,988      $23,722
                                                         =======      =======

  During the second quarter of 1997, the Company adopted the FIFO method to value inventories for which the LIFO method had previously been utilized for determining cost. The FIFO method will better measure the current value of such inventories, provide a more appropriate matching of revenues and expenses, and conform all inventories of the Company to the same accounting method. Additionally, the change will enhance the comparability of the Company's financial statements by changing to the predominant method utilized in its industry.

  The Company applied this change retroactively, which resulted in an increase in retained earnings of approximately $542,000 and $818,000 at January 1, 1997 and 1996, respectively. There was no material impact on net income or earnings per share for the three and nine months ended September 30, 1996.

5.PRO FORMA INFORMATION

  Pro forma net income for 1996 represents the results of operations adjusted to reflect a provision for income taxes on historical income before income taxes, which gives effect to the change in the Company's income tax status to a C corporation concurrently with the consummation of the Company's initial public offering. The difference between the pro forma income tax rates utilized and the federal statutory rate of 34% relates primarily to state income taxes.

  Pro forma earnings per share for 1996 has been computed by dividing pro forma net income by the weighted average number of shares of common stock outstanding during the period.

  In accordance with a regulation of the Securities and Exchange Commission, pro forma earnings per share data for 1996 have been presented to reflect the effect of the assumed issuance of that number of shares of common stock that would generate sufficient cash to pay an S corporation distribution in an amount equal to previously taxed but undistributed earnings.

  Historical earnings per share for 1996 is not presented because it is not indicative of the ongoing entity.

                                  KEVCO, INC.

                                  (UNAUDITED)

6.INCOME TAXES

  Prior to November 6, 1996, the Company's stockholders had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As a result, there was no provision for federal income taxes in the historical financial statements for the nine-month period ended September 30, 1996, as such taxes were the responsibility of the individual stockholders. Effective November 6, 1996, the Company converted to a C corporation and became subject to federal income taxes on an ongoing basis.

7.STOCKHOLDERS' EQUITY

  In conjunction with its initial public offering, the Company terminated its S corporation status and distributed to its stockholders approximately $3.7 million, representing previously taxed but undistributed earnings at June 30, 1996. On December 31, 1996, the Company repaid notes in the approximate aggregate amount of $5.2 million that were issued immediately prior to the consummation of the offering, which notes were the final S corporation distribution and represented earnings from July 1, 1996 to the consummation of the offering.

8.CREDIT AGREEMENT

  In February 1997, the Company and its lender amended the credit agreement in order to fund the Consolidated Acquisition and the Bowen Acquisition (see Note
2). The term debt was increased to $30.0 million and the revolving credit facility was increased to $35.0 million, each maturing in 2001. The Company's term debt and revolver are collateralized by inventory, accounts receivable and property and equipment and the common stock of the Company's subsidiaries (see Note 1). The related credit agreement contains certain restrictions and conditions that include cash flow and various financial ratio requirements, and limitations on incurrence on debt or liens, acquisitions of property and equipment, distributions to shareholders and certain events constituting a Change of Control (as defined in such agreement).

9.RECENT ACCOUNTING PRONOUNCEMENTS

  In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 simplifies the standards for computing earnings per share ("EPS") previously found in APB Opinion No. 15, Earnings Per Share
("Opinion 15"), and makes them comparable to international EPS standards. SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to Opinion 15. SFAS 128 also requires dual presentation of basic and diluted EPS on the face of the income statement for entities with complex capital structures and a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. SFAS 128 requires restatement of all prior-period EPS data presented. The Company is currently evaluating SFAS 128. However, management does not believe that it will have a material impact on the consolidated financial statements of the Company.

                                  KEVCO, INC.

                                  (UNAUDITED)

  In February 1997, The FASB issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129"). SFAS No. 129 establishes standards for disclosing information about an entity's capital structure and applies to all entities. This statement continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinions No. 10, Omnibus Opinion - 1966, and No. 15, Earnings per Share, and FASB Statement No. 47, Disclosure of Long-Term Obligations, for entities that were subject to the requirements of those standards. This statement supersedes specific disclosure requirements of Opinions 10 and 15 and Statement 47 and consolidates them in this statement for ease of retrieval and for greater visibility to non-public entities. This statement is effective for financial statements for periods ending after December 15, 1997. It is not expected that the Company will experience any material revision in its disclosures when SFAS No. 129 is adopted.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. This statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. This statement has no impact on the financial condition or results of operations of the Company, but may require changes to the Company's disclosure requirements.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement supersedes FASB Statement No. 14, Financial Reporting for Segments of a Business Enterprise, but retains the requirement to report information about major customers. It amends FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, to remove the special disclosure requirements for previously unconsolidated subsidiaries. This statement is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. This statement need not be applied to interim financial statements in the initial year of application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application. This statement has no impact on the financial condition or results of operations of the Company, but may require changes in the Company's disclosure requirements.

10.SUBSEQUENT EVENT

  On October 21, 1997, Kevco signed a definitive merger agreement with Shelter Components Corporation ("Shelter") for Kevco to acquire all the outstanding shares of Shelter. Pursuant to the agreement, Kevco will pay $17.50 per share for each share of common stock of Shelter which currently has approximately
7.8 million shares of common stock outstanding. The transaction will be a cash tender offer followed by a cash merger to acquire any shares not previously tendered. As a result of the transaction, Shelter will become a wholly-owned subsidiary of Kevco.

                                  KEVCO, INC.

                                  (UNAUDITED)
  In connection with the acquisition of Shelter, Kevco has entered into an arrangement to amend its credit agreement with a bank at closing of the acquisition to allow for aggregate senior borrowings of up to $125 million. The aggregate amount will be comprised of a revolving credit facility of $35 million and a term loan facility of up to $90 million. The revolving credit facility will mature six years from date of closing and assuming a term loan facility of $90 million, the term loan scheduled repayments will be $0.5 million in 1998, $5.5 million in 1999, $8.0 million in 2000, $8.0 million in 2001, $10.5 million in 2002, $10.5 million in 2003 and $47.0 million in 2004.
Borrowings under the revolving credit facility require monthly, bi-monthly or quarterly interest payments (depending on whether interest accrues based on the prime rate or LIBOR) calculated as a blend of the bank's prime rate and LIBOR based on pricing options selected by the Company plus a margin determined by operating statistics of the Company. Borrowings under the term loan facility require monthly, bi-monthly or quarterly interest payments (depending on whether interest accrues based on the prime rate or LIBOR) based on a blend of the bank's prime rate and LIBOR based on pricing options selected by the Company plus a margin determined by operating statistics of the Company. The term loan and revolving credit facility is collateralized by substantially all of the assets of the Company and its subsidiaries as well as the capital stock of such subsidiaries. The related credit agreement contains certain restrictions and conditions that include cash flow and various financial ratio requirements, and limitations on incurrence of debt or liens, acquisitions of property and equipment, distributions to stockholders and certain events constituting a Change of Control (as defined in the agreement).

  In addition to the funds available under the amended credit facility, the Company will issue senior subordinated notes in the aggregate principal amount of $105 million to complete the acquisition of the outstanding shares of Shelter.

                                                                        ANNEX B

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Shelter Components Corporation:

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Shelter Components Corporation and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP

Indianapolis, Indiana
February 18, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Shelter Components Corporation:

We have audited the accompanying consolidated statements of income, shareholders' equity and cash flows of Shelter Components Corporation and subsidiaries for the year ended December 31, 1994. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, and the consolidated results of operations and cash flows of Shelter Components Corporation and subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

South Bend, Indiana
February 7, 1995

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 1996 AND 1995
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 1996     1995
                           ASSETS
Current assets
  Cash and cash equivalents..................................  $ 21,096 $     24
  Trade receivables, less allowance for doubtful receivables,
   1996 and 1995--$500.......................................    22,827   25,452
  Inventories................................................    41,475   50,049
  Deferred income taxes......................................     2,128    1,412
  Prepaid expenses and other.................................       595      457
  Real estate held for sale..................................     2,576      --
                                                               -------- --------
    Total current assets.....................................    90,697   77,394
Property, plant and equipment, net...........................    19,381   17,587
Cost in excess of net assets acquired, net of accumulated am-
 ortization, 1996--$1,482 and 1995--$1,125...................    10,312   11,554
Other assets.................................................       520      879
                                                               -------- --------
    Total assets.............................................  $120,910 $107,414
                                                               ======== ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt............................................  $  6,000 $  4,723
  Current maturities of long-term debt.......................     1,904    2,009
  Accounts payable, trade....................................    23,067   23,159
  Income taxes payable.......................................     2,381       43
  Accrued liabilities:
   Salaries and wages........................................     2,142    2,015
   Accrued expenses related to sale of business..............     1,703      --
   Other.....................................................     3,416    3,716
                                                               -------- --------
    Total current liabilities................................    40,613   35,665
                                                               -------- --------
Long-term debt...............................................    16,639   19,596
                                                               -------- --------
Deferred income taxes........................................       745      944
                                                               -------- --------
Other deferred liabilities...................................       133       41
                                                               -------- --------
Commitments (Note 8)
Shareholders' equity
  Preferred stock, $.01 par value; authorized and unissued
   1,000,000 shares
  Common stock, $.01 par value; authorized 10,000,000 shares,
   issued 1996--7,680,623 shares and 1995--6,098,969 shares..        76       61
  Additional paid-in capital.................................    11,914   11,613
  Retained earnings..........................................    50,827   39,545
                                                               -------- --------
                                                                 62,817   51,219
    Less, Treasury stock, at cost, 1996--24,482 shares and
     1995--26,767 shares.....................................        37       51
                                                               -------- --------
      Total shareholders' equity.............................    62,780   51,168
                                                               -------- --------
      Total liabilities and shareholders' equity.............  $120,910 $107,414
                                                               ======== ========

  The accompanying notes are an integral part of these consolidated financial statements.

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   1996      1995      1994
Net sales....................................... $521,022  $462,323  $333,104
Cost of sales...................................  447,701   393,775   281,808
                                                 --------  --------  --------
  Gross profit..................................   73,321    68,548    51,296
Commission income...............................    2,459     3,005     3,111
                                                 --------  --------  --------
                                                   75,780    71,553    54,407
Selling, general and administrative expenses....   60,194    52,709    39,136
                                                 --------  --------  --------
  Operating income..............................   15,586    18,844    15,271
Gain on sale of carpet business.................   (5,919)      --        --
Interest income.................................     (177)     (142)      (38)
Interest expense................................    1,831     2,472     1,035
                                                 --------  --------  --------
  Income before income taxes....................   19,851    16,514    14,274
Income taxes....................................    8,153     6,476     5,577
                                                 --------  --------  --------
  Net income.................................... $ 11,698  $ 10,038  $  8,697
                                                 ========  ========  ========
Net income per share............................ $   1.51  $   1.31  $   1.19
                                                 ========  ========  ========
Weighted average common and common equivalent
 shares outstanding.............................    7,738     7,680     7,300
                                                 ========  ========  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          ADDITIONAL
                                   COMMON  PAID-IN   RETAINED  TREASURY
                                   STOCK   CAPITAL   EARNINGS   STOCK    TOTAL
Balance at January 1, 1994........  $ 58   $ 8,395   $21,522    $(246)  $29,729
  Exercise of stock options.......   --          4       --        38        42
  Cash dividends ($.05 per
   share).........................   --        --       (346)     --       (346)
  Cash paid in lieu of fractional
   shares.........................   --        --         (6)     --         (6)
  Net income......................   --        --      8,697      --      8,697
                                    ----   -------   -------    -----   -------
Balance at December 31, 1994......    58     8,399    29,867     (208)   38,116
  Exercise of stock options.......   --        171       --       157       328
  Cash dividends ($.05 per
   share).........................   --        --       (360)     --       (360)
  Issuance of common shares in
   connection with a business
   acquisition (Note 9)...........     3     2,923       --       --      2,926
  Tax benefit from early sale of
   stock acquired with options....   --        120       --       --        120
  Net income......................   --        --     10,038      --     10,038
                                    ----   -------   -------    -----   -------
Balance at December 31, 1995......    61    11,613    39,545      (51)   51,168
  Exercise of stock options.......   --        246       --        14       260
  Cash dividends ($.05 per
   share).........................   --        --       (413)     --       (413)
  Cash paid in lieu of fractional
   shares.........................   --        --         (3)     --         (3)
  Five-for-four stock split.......    15       (15)      --       --        --
  Tax benefit from early sale of
   stock acquired with options....   --         70       --       --         70
  Net income......................   --        --     11,698      --     11,698
                                    ----   -------   -------    -----   -------
Balance at December 31, 1996......  $ 76   $11,914   $50,827    $ (37)  $62,780
                                    ====   =======   =======    =====   =======


  The accompanying notes are an integral part of these consolidated financial statements.

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

      FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (IN THOUSANDS)

                                                   1996      1995       1994
Cash flows from operating activities:
  Net income.................................... $ 11,698  $  10,038  $  8,697
  Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
  Depreciation..................................    2,337      1,930     1,508
  Amortization..................................    1,013        967       524
  Loss (gain) on sales of property, plant and
   equipment....................................       29         11       (53)
  Deferred income taxes.........................     (915)       (38)     (130)
  Gain on sale of carpet business...............   (5,919)       --        --
Changes in certain assets and liabilities,
 excluding effects from acquisitions and
 dispositions:
  Trade receivables.............................    2,760     (1,346)   (6,327)
  Inventories...................................     (738)     1,481   (17,484)
  Prepaid expenses and other....................     (138)      (154)      167
  Accounts payable, trade.......................    2,687     (1,159)    6,479
  Other current liabilities.....................    2,174        172      (183)
                                                 --------  ---------  --------
    Net cash provided by (used in) operating
     activities.................................   14,988     11,902    (6,802)
                                                 --------  ---------  --------
Cash flows from investing activities:
  Proceeds from sales of property, plant and
   equipment....................................       61         51       120
  Acquisitions of property, plant and
   equipment....................................   (8,368)    (2,790)   (2,136)
  Acquisitions of businesses, net of cash
   acquired.....................................     (145)      (732)     (732)
  Proceeds from sale of carpet business, net of
   $1,921 costs and expenses paid...............   16,367        --        --
  Other, net....................................      110        180       132
                                                 --------  ---------  --------
    Net cash provided by (used in) investing
     activities.................................    8,025     (3,291)   (2,616)
                                                 --------  ---------  --------
Cash flows from financing activities:
  Proceeds from issuance of debt................   83,837    171,697   100,382
  Repayment of debt.............................  (85,622)  (180,271)  (90,652)
  Proceeds from exercise of stock options.......      260        328        42
  Cash dividends paid...........................     (413)      (360)     (346)
  Other, net....................................       (3)       --         (6)
                                                 --------  ---------  --------
    Net cash (used in) provided by financing
     activities.................................   (1,941)    (8,606)    9,420
                                                 --------  ---------  --------
    Increase in cash............................   21,072          5         2
Cash, beginning of year.........................       24         19        17
                                                 --------  ---------  --------
Cash, end of year............................... $ 21,096  $      24  $     19
                                                 ========  =========  ========
Supplemental disclosures of cash flow
 information:
  Cash paid during the year for:
    Interest.................................... $  1,894  $   2,516  $    979
    Income taxes................................    6,660      6,894     5,940
Non-cash investing and financing activities:
  Reclassification of short-term borrowings to
   reflect debt refinancing.....................      --         --      8,000
  Obligations assumed in business acquisitions..      --       9,438       897
  Short-term debt issued in business
   acquisition..................................      --       1,500       --
  Long-term debt issued in business
   acquisition..................................      --       5,522       --
  Common stock issued in business acquisition...      --       2,926       --

  The accompanying notes are an integral part of these consolidated financial statements.

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business--Shelter Components Corporation and subsidiaries (individually and collectively referred to as the "Corporation") manufacture and distribute products and materials primarily for use by the Manufactured Housing, Modular Housing and Recreational Vehicle industries.

SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation--The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

  Inventories--Inventories are stated at the lower of cost or market, with cost determined by the first-in, first-out method.

  Property, Plant and Equipment--Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed primarily by the straightline method over the estimated useful lives of the assets. Upon sale or retirement of property, plant and equipment, the asset cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income.

  Intangibles--Non-compete agreements are amortized on a straight-line basis over the terms of the related agreements (3 to 5 years). The excess of acquisition cost of acquired businesses over the fair value of net assets acquired ("goodwill") is amortized, using the straight-line method, over periods ranging from 10 to 40 years. The Corporation periodically reviews the carrying value of goodwill to assess that recoverability and impairments are recognized in operating results when a permanent diminution in value has occurred.

  Income Taxes--Deferred income taxes are determined using the liability method in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes".

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments--The fair value of all financial instruments where the face value differs from the fair value are estimated based upon quoted amounts or the use of current rates available for similar financial instruments. If fair value accounting had been used at December 31, 1996 and 1995, instead of the historic basis of accounting used in the financial statements, long-term debt would exceed the reported level by approximately $1.5 million in each year.

  Product Warranty Expense--Provisions are made currently for the estimated future costs that will be incurred under product warranties presently in force.

  Revenue Recognition and Concentration of Credit Risk--Revenue from product sales is recognized at the time of shipment and commissions are recognized as earned on an accrual basis. Although the Corporation has a concentration of credit risk in the Manufactured Housing and Recreational Vehicle industries, there is no geographical concentration of credit risk. Sales to one customer were approximately 11%, 12% and 10% of the Corporation's consolidated net sales in 1996, 1995 and 1994, respectively. Two of the Corporation's customers merged during 1996 resulting in combined sales approximating 13% of the 1996 consolidated net sales. The Corporation performs an ongoing credit evaluation of its customers' financial condition, and credit is extended to customers on an unsecured basis. Future credit losses are provided for currently through the allowance for doubtful receivables. Actual credit losses are charged to the allowance when incurred. The amounts provided for

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES such losses are determined based on the Corporation's historical loss experience considering current economic conditions.

  Earnings Per Common Share--Primary and fully diluted earnings per common share computations are based on the weighted average number of shares of common stock and the dilutive effect of common stock equivalents (see Note 6) outstanding during each year, adjusted for all stock splits declared during the periods presented.

NOTE 2: INVENTORIES

  Inventories consist of the following components:

                                                                  1996    1995
                                                                 (IN THOUSANDS)
   Raw materials................................................ $ 5,466 $ 8,272
   Work-in-process..............................................     382   4,986
   Finished goods...............................................     814   6,866
   Goods held for resale........................................  34,813  29,925
                                                                 ------- -------
     Total...................................................... $41,475 $50,049
                                                                 ======= =======

NOTE 3: PROPERTY, PLANT AND EQUIPMENT

  The cost and accumulated depreciation are summarized as follows:

                                                                 1996    1995
                                                                (IN THOUSANDS)
   Land........................................................ $ 1,984 $ 1,435
   Buildings...................................................  12,915  10,569
   Leasehold improvements......................................     278   1,217
   Machinery and equipment.....................................   6,276   9,739
   Office equipment............................................   2,584   2,569
   Transportation equipment....................................   2,206   2,184
                                                                ------- -------
                                                                 26,243  27,713
   Less, Accumulated depreciation..............................   6,862  10,126
                                                                ------- -------
   Property, plant and equipment, net.......................... $19,381 $17,587
                                                                ======= =======

NOTE 4: DEBT

  The Corporation has a $25 million, unsecured, revolving bank line of credit (the "Revolver"). The Revolver requires monthly interest payments based on market interest rates (6.47% at December 31, 1996) and an annual commitment fee of 1/8% based on the unused portion of the Revolver. Outstanding borrowings under the Revolver at December 31, 1996 were $6 million which were repaid in January 1997. There were no outstanding borrowings under the revolving line of credit at December 31, 1995.

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

  Long-term debt consists of the following:

                                                                 1996    1995
                                                                (IN THOUSANDS)
   9.24% senior notes.......................................... $15,000 $15,000
   6.4% senior notes...........................................   1,500   3,000
   Term loan, payable in monthly installments including
    interest at 6.75% with a final maturity of February 1999,
    collateralized by a real estate mortgage...................   1,279   1,420
   Unsecured note, payable in quarterly installments of $50
    including interest imputed at 9.24% with a final maturity
    of January 2000............................................     556     697
   Other.......................................................     208   1,488
                                                                ------- -------
     Total long-term debt......................................  18,543  21,605
   Less, Current maturities....................................   1,904   2,009
                                                                ------- -------
     Long-term debt, net of current maturities................. $16,639 $19,596
                                                                ======= =======

  In February 1995, the Corporation issued $15 million, 9.24%, unsecured senior notes under a note agreement where interest is payable quarterly and principal is payable in eight annual installments of $1,875,000 commencing March 1998.

  The unsecured $1.5 million, 6.4% senior note outstanding at December 31, 1996 was paid in full on February 15, 1997.

  Aggregate annual maturities of long-term debt for each of the next five years ending December 31 are as follows: 1997-$1,904,000; 1998-$2,285,000;
1999-$3,055,000; 2000-$1,924,000 and 2001-$1,875,000.

  The revolver and senior note agreements contain, among other provisions, certain covenants including: maintenance of minimum net worth and certain financial ratios; limitations on indebtedness, liens and leases; and limitations on the payment of cash dividends. Under the senior note agreements and revolver, retained earnings of $39.2 million at December 31, 1996 is restricted, as to cash dividends and purchases or redemptions of shares of common stock.

NOTE 5: RETIREMENT PLAN

  The Corporation has a defined contribution plan which covers substantially all fulltime employees of the Corporation and is qualified under Section 401(k) of the Internal Revenue Code. Under the plan, employees may voluntarily contribute a percentage of their compensation and the plan allows the Corporation to make discretionary matching contributions. Retirement plan expense, including administrative expenses, aggregated $271,000; $259,000 and $198,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

NOTE 6: SHAREHOLDERS' EQUITY

  The Corporation is authorized to issue 1,000,000 shares of special (preferred) shares (par value $.01), of which none have been issued. The special shares have no voting rights or powers, except the Corporation's Board of Directors is vested with authority to determine and state the designations and relative preferences, limitations, voting rights, if any, and other rights of the special shares.

  On May 30, 1996, the Board of Directors declared a five-for-four stock split of the Corporation's common stock, paid on July 8, 1996 to shareholders of record on June 24, 1996. On February 8, 1994, the Board of Directors declared a three-for-two stock split of the Corporation's common stock, paid on March 8, 1994 to shareholders of record on February 22, 1994. All historical share and per share data has been restated for all periods presented herein to reflect these stock splits.

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

  During 1996, the Board of Directors approved the Shelter Components Employee Stock Purchase Plan which allows all full-time employees to purchase shares of the Corporation's common stock through payroll deduction at market prices. As of December 31, 1996, 4,422 shares of common stock had been purchased by employees participating in the plan. The Corporation pays the expenses of administering the plan.

  The Corporation has a stock incentive plan authorizing the grant of incentive stock options and nonqualified stock options to purchase up to 937,500 shares of the Corporation's common stock. Under the plan, the incentive stock option price may not be less than the fair market value of the Corporation's common stock at the date of grant. Generally, the options become exercisable over staggered periods and expire five years from the date of grant.

  The transactions for shares under options for each of the three years in the period ended December 31, 1996 were as follows:

                                                           SHARES
                                                           UNDER     PER SHARE
                                                           OPTION   OPTION PRICE
   Outstanding, January 1, 1994..........................  322,144  $1.54-$6.94
     Exercised...........................................  (24,884)  1.54- 2.02
                                                          --------
   Outstanding, December 31, 1994........................  297,260   1.54- 6.94
     Exercised........................................... (104,235)  1.54- 6.94
     Granted.............................................  241,250      9.20
                                                          --------
   Outstanding, December 31, 1995........................  434,275   1.54- 9.20
     Exercised...........................................  (65,823)  1.54- 9.20
     Cancelled...........................................  (19,687)  6.94- 9.20
                                                          --------
   Outstanding, December 31, 1996........................  348,765   6.94- 9.20
                                                          ========
   Exercisable, December 31, 1996........................  136,401  $6.94-$9.20
                                                          ========

  As of December 31, 1996, 331,095 shares were reserved for the granting of future stock options under this plan, compared with 106,330 shares at December 31, 1995.

  In 1996, the Board of Directors implemented a non-qualified stock option plan for the purpose of granting stock options to the Corporation's non-employee directors. The plan provides for annual grants of 2,500 options to each non-employee director at the fair market value of the Corporation's common stock at the date of the grant. The options are immediately exercisable upon grant. In May 1996, a total of 20,000 options were granted to the non-employee directors of the Corporation at an exercise price of $10.90 per share, all of which were outstanding and exercisable at December 31, 1996. As of December 31, 1996, 180,000 shares were reserved for the granting of future stock options to non-employee directors under this plan.

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

  The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). The Corporation applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan. Had compensation cost for the 1995 grant been determined based on the fair value method as defined in SFAS No. 123, the Corporation's net income and income per share would have been reduced to the proforma amounts indicated below.

                                                   1996              1995
                                             ----------------- -----------------
                                             REPORTED PROFORMA REPORTED PROFORMA
   Net income............................... $11,698  $11,548  $10,038   $9,888
   Net income per share.....................    1.51     1.49     1.31     1.29

  The fair value of the option grant is estimated on the date of grant with the following assumptions: expected volatility 32%; risk-free interest rate of 6.04%; and expected life of 3 years.

NOTE 7: INCOME TAXES

  Income taxes consist of the following:

                                                          1996    1995    1994
                                                            (IN THOUSANDS)
   Federal:
     Current............................................ $7,724  $5,414  $4,728
     Deferred...........................................   (784)    (33)   (110)
                                                         ------  ------  ------
                                                          6,940   5,381   4,618
                                                         ------  ------  ------
   State:
     Current............................................  1,344   1,100     979
     Deferred...........................................   (131)     (5)    (20)
                                                         ------  ------  ------
                                                          1,213   1,095     959
                                                         ------  ------  ------
     Total.............................................. $8,153  $6,476  $5,577
                                                         ======  ======  ======

  The components of the net deferred tax asset and the net deferred tax liability as of December 31, 1996 and 1995 were as follows:

                                                               1996     1995
                                                              (IN THOUSANDS)
   Current deferred tax asset:
     Allowance for doubtful receivables...................... $   196  $   196
     Inventories.............................................     895      601
     Accrued liabilities and other...........................   1,037      615
                                                              -------  -------
       Deferred tax asset.................................... $ 2,128  $ 1,412
                                                              =======  =======
   Noncurrent deferred tax asset (liability):
     Depreciation............................................ $  (643) $  (743)
     Acquired companies......................................    (210)    (214)
     Other...................................................     108       13
                                                              -------  -------
       Deferred tax liability................................ $  (745) $  (944)
                                                              =======  =======

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

  The following is a reconciliation of income taxes computed at the statutory federal income tax rate to the reported provision:

                                                          1996   1995    1994
                                                            (IN THOUSANDS)
   Computed income taxes at federal statutory rate...... $6,948 $5,782  $4,996
   State income taxes, net of federal benefit...........    789    711     630
   Writedown of non-deductible goodwill.................    280    --      --
   Other................................................    136    (17)    (49)
                                                         ------ ------  ------
     Total.............................................. $8,153 $6,476  $5,577
                                                         ====== ======  ======

NOTE 8: COMMITMENTS, CONTINGENCIES AND RELATED PARTIES

 LEASE COMMITMENTS

  The Corporation leases certain facilities under noncancellable agreements which expire at various dates through September 2000. The lease agreements require the Corporation to pay property taxes, utilities, insurance, and repairs and maintenance on the properties. In addition, certain of the building leases are with entities which are principally owned by certain directors and officers of the Corporation. During 1996, the Corporation exercised its option to purchase certain real estate totalling $3.6 million from ELJO Investments, a partnership principally owned by certain directors and officers of the Corporation. The aggregate purchase price was below the fair market value of the properties at the date of purchase. During 1996, the Corporation also purchased a facility from Stults Realty, Inc. which is owned by Mr. Stults, the Corporation's President pursuant to a provision in the January 1995 agreement to purchase the assets of BABSCO, Inc. The purchase price was approximately $600,000, which reflected the fair market value of the property.

  The Corporation also leases certain transportation, manufacturing, distribution and office equipment under lease agreements with expiring terms through May 2004. The transportation leases require weekly rentals plus additional amounts based upon actual mileage.

  The above described leases are accounted for as operating leases. Total rental expense in the consolidated statements of income for the years ended December 31, 1996, 1995 and 1994 aggregated $3,759,000, $3,474,000 and
$2,901,000 respectively, including payments to related parties of $266,000 in 1996, $711,000 in 1995, and $531,000 in 1994. Future minimum annual lease payments under these operating leases, excluding mileage payments that may be required under transportation vehicle leases, are as follows:

             YEAR                       (IN THOUSANDS)
             1997......................     $2,053
             1998......................      1,724
             1999......................      1,254
             2000......................        711
             2001......................        219
             Thereafter................        168
                                            ------
                                            $6,129
                                            ======

 SELF INSURANCE

  The Corporation is self-insured for certain employee health benefits ($100,000 per individual with an annual aggregate of approximately $1.4 million) and workers' compensation ($500,000 per occurrence with an annual

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES aggregate of approximately $1.1 million). The Corporation accrues for the estimated losses occurring from both asserted and unasserted claims. The estimate of the liability for unasserted claims arising from incurred but not reported claims is based on an analysis of historical claims data.

 OTHER RELATED PARTY TRANSACTIONS

  The Corporation made purchases from an electrical wire products supplier in which the Corporation's President has a 16% ownership interest. Total purchases for 1996 and 1995 were approximately $3 million per year. The Corporation believes the purchases were at a price and terms which approximate general market prices and terms for similar products.

 OTHER

  Certain claims are pending against the Corporation with respect to matters arising out of the ordinary conduct of the business. In the opinion of management, based upon presently available information, either adequate provision for anticipated costs has been made by insurance, accruals or otherwise, or the ultimate anticipated costs resulting will not materially affect the Corporation's consolidated financial position or results of operations.

  During 1996, the Corporation committed to the expansion of its corporate offices. At December 31, 1996, the outstanding contractual obligation amounted to $1.1 million.

NOTE 9: BUSINESS ACQUISITIONS

  The following acquisitions have been accounted for using the purchase method of accounting, with the operating results of the acquired businesses being included in the Corporation's consolidated financial statements from the date of acquisition.

  In January 1995, the Corporation acquired the business operations and operating assets of BABSCO, Inc. ("BABSCO"), located in Elkhart, Indiana, and having additional operations in Plymouth and Warsaw, Indiana and Mt. Joy, Pennsylvania. BABSCO is a wholesale distributor of a full line of electrical products to the Recreational Vehicle, Manufactured Housing and Modular Housing industries, and to electrical contractors in the Northern Indiana and Southern Michigan region. The total purchase price was $18.2 million, consisting of three promissory notes totalling $7.0 million, 336,323 restricted shares of common stock with a market value of $2.9 million, and $8.3 million of assumed liabilities as of the closing date. The promissory notes included a $1.5 million demand note, an $800,000 note payable in quarterly installments over five years and a $4.7 million note paid in January 1996. The $7.5 million excess of the purchase price over the fair value of acquired assets ("goodwill") is being amortized over a 20-year period.

  The following represents unaudited proforma financial information as if the acquisition of BABSCO had occurred at the beginning of 1994 (in thousands, except per share amounts):

                                                1994
             Net sales....................... $380,022
             Net income......................    9,400
             Net income per common share.....     1.23

  On May 2, 1994 the Corporation acquired the business operations and operating assets of TATCO, Inc. ("TATCO") located in Lancaster, Pennsylvania. TATCO is a wholesale distributor of building and component products to the Manufactured and Modular Housing industries. The purchase price, including liabilities assumed

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES and amounts due under non-compete, employment, and earnout agreements totalled $2.1 million. The $700,000 excess of the purchase price over the fair value of acquired assets ("goodwill") is being amortized over a ten-year period. Proforma financial information had TATCO been acquired as of the beginning of 1994 has not been presented as it is not materially different from historical results of the Corporation.

NOTE 10: DISPOSAL OF CARPET BUSINESS

  On December 31, 1996, the Corporation sold the carpet manufacturing and yarn processing operations and certain assets and transferred certain liabilities of its wholly-owned subsidiary, Danube Carpet Mills, Inc., for $18.3 million in cash. The transaction resulted in a pre-tax gain of $5.9 million which amounts to a net gain of $.41 per share after income taxes. The gain is net of $4.5 million of expenses incurred in connection with the sale of the business, including an $800,000 non-deductible charge for goodwill related to the carpet and yarn operations. Condensed income statement information and a listing of the assets and liabilities retained at December 31, 1996 relating to these operations after eliminating intercompany transactions and allocations are as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                        1996     1995    1994
   Sales.............................................. $74,851  $68,210 $64,573
   Cost of sales......................................  63,403   55,385  52,228
                                                       -------  ------- -------
     Gross profit.....................................  11,448   12,825  12,345
   Selling, general and administrative expenses.......  10,547    8,709   7,658
   Interest expense...................................       4        3      15
   Gain on sale of business...........................  (5,919)     --      --
                                                       -------  ------- -------
   Income before income taxes......................... $ 6,816  $ 4,113 $ 4,672
                                                       =======  ======= =======

                                                               DECEMBER 31, 1996
   Accounts receivable........................................      $3,594
   Receivable due from buyer..................................         135
   Real estate held for sale to buyer.........................       1,648
   Accounts payable and accrued expenses......................      (2,444)
   Income taxes payable.......................................      (2,963)
                                                                    ------
     Net liabilities retained in excess of assets.............      $  (30)
                                                                    ======

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  SEPTEMBER 30, DECEMBER 31,
                                                                      1997          1996
                                                                  ------------- ------------
                          A S S E T S
CURRENT ASSETS
  Cash..........................................................    $ 13,139      $ 21,096
  Trade receivables, net........................................      33,010        22,827
  Inventories...................................................      43,001        41,475
  Deferred income taxes.........................................       2,128         2,128
  Prepaid expenses and other....................................         440           595
  Real estate held for sale.....................................         759         2,576
                                                                    --------      --------
    Total current assets........................................      92,477        90,697
PROPERTY, PLANT AND EQUIPMENT, NET..............................      25,929        19,381
COST IN EXCESS OF NET ASSETS ACQUIRED, net of accumulated
 amortization...................................................      13,126        10,312
OTHER ASSETS....................................................       1,322           520
                                                                    --------      --------
    Total assets................................................    $132,854      $120,910
                                                                    ========      ========
L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y
CURRENT LIABILITIES
  Short-term debt...............................................    $    --       $  6,000
  Current maturities of long-term debt..........................       3,007         1,904
  Accounts payable, trade.......................................      33,079        23,067
  Accrued expenses and income taxes payable.....................       8,302         9,642
                                                                    --------      --------
    Total current liabilities...................................      44,388        40,613
                                                                    --------      --------
LONG-TERM DEBT..................................................      17,208        16,639
                                                                    --------      --------
DEFERRED INCOME TAXES...........................................         745           745
                                                                    --------      --------
OTHER DEFERRED LIABILITIES......................................         223           133
                                                                    --------      --------
SHAREHOLDERS' EQUITY
  Preferred stock, $.01 par value...............................         --            --
  Common stock, $.01 par value..................................          77            76
  Additional paid-in capital....................................      12,759        11,914
  Retained earnings.............................................      57,491        50,827
                                                                    --------      --------
                                                                      70,327        62,817
  Less, Treasury stock..........................................          37            37
                                                                    --------      --------
    Total shareholders' equity..................................      70,290        62,780
                                                                    --------      --------
    Total liabilities and shareholders' equity..................    $132,854      $120,910
                                                                    ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                           ------------------
                                                             1997      1996
                                                           --------  --------
Net sales................................................. $357,879  $397,065
Cost of sales.............................................  307,906   339,549
                                                           --------  --------
  Gross profit............................................   49,973    57,516
Commission income.........................................    2,074     1,827
                                                           --------  --------
                                                             52,047    59,343
Operating expenses........................................   40,810    44,291
                                                           --------  --------
  Operating income........................................   11,237    15,052
Gains on sales of real estate.............................      447       --
Interest income...........................................      755       102
Interest expense..........................................   (1,219)   (1,398)
                                                           --------  --------
  Income before income taxes..............................   11,220    13,756
Income taxes..............................................    4,320     5,365
                                                           --------  --------
  Net income.............................................. $  6,900  $  8,391
                                                           ========  ========
Earnings per common and common equivalent share........... $    .89  $   1.08
                                                           ========  ========
Weighted average common and common equivalent shares
 outstanding..............................................    7,797     7,749
                                                           ========  ========
Cash dividends per share.................................. $    .03  $    .02
                                                           ========  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                             ------------------
                                                               1997      1996
                                                             --------  --------
NET CASH PROVIDED BY OPERATING ACTIVITIES................... $  7,419  $ 11,693
                                                             --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, plant and equipment.............   (6,210)   (6,057)
  Acquisition of business, net of cash acquired.............     (866)      --
  Proceeds from sale of property, plant and equipment.......    1,822       --
  Other, net................................................   (1,056)        8
                                                             --------  --------
    Net cash used in investing activities...................   (6,310)   (6,049)
                                                             --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt............................    4,658    73,146
  Repayment of debt.........................................  (14,412)  (78,823)
  Other, net................................................      688        34
                                                             --------  --------
    Net cash used in financing activities...................   (9,066)   (5,643)
                                                             --------  --------
    Increase (decrease) in cash.............................   (7,957)        1
Cash, beginning of period...................................   21,096        24
                                                             --------  --------
Cash, end of period......................................... $ 13,139  $     25
                                                             ========  ========
SUPPLEMENTAL INFORMATION:
  Non cash investing and financing activities:
  Acquisition of a business:
    Obligations assumed..................................... $  2,372       --
    Long-term debt issued...................................    3,500       --
                                                             --------  --------
                                                             $  5,872  $    --
                                                             ========  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                              SEPTEMBER 30, 1997

NOTE A--BASIS OF PRESENTATION

  The financial statements have been prepared from the unaudited financial records of the Corporation. In the opinion of management, the financial statements include all adjustments consisting only of normal recurring adjustments, necessary for a fair statement of the results of operations and financial position for the interim periods. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year ending December 31, 1997.

  The Consolidated Balance Sheet at December 31, 1996 has been derived from the Audited Consolidated Financial Statements at that date, but does not include all disclosures required by generally accepted accounting principles.

  The Consolidated Statements of Income and Cash Flows for the nine months ended September 30, 1996 include the results of operations and cash flows of Danube Carpet Mills, Inc. ("Danube"), the business operations and certain assets of which were sold on December 31, 1996. (See also Note E.)

NOTE B--INVENTORIES

  Inventories at September 30, 1997 and December 31, 1996 consisted of the following components (in thousands):

                                                                9/30/97 12/31/96
                                                                ------- --------
     Raw materials............................................. $ 7,557 $ 5,466
     Work in process...........................................     566     382
     Finished goods............................................     797     814
     Goods held for resale.....................................  34,081  34,813
                                                                ------- -------
                                                                $43,001 $41,475
                                                                ======= =======

NOTE C--DEBT

  In January 1997, the Corporation repaid the $6 million revolving line of credit balance using funds available from the December 31, 1996 sale of Danube's operations. There were no outstanding borrowings under the $25 million bank revolver at September 30, 1997.

  In February 1997, the Corporation paid the final $1.5 million principal installment on a 6.4% institutional investor note.

  In June 1997, the Corporation issued convertible 7% notes payable totaling $3.5 million in connection with the acquisition of the operations and net assets of Plastic Solutions, Inc. ("PSI") (See Note D). Principal and interest payments are due annually with final installments due February 2001. The notes also provide an option for the noteholders to elect to receive payments in cash or in shares of the Corporation's common stock or a combination thereof at each payment date. The conversion price is $13.50 per share.

NOTE D--BUSINESS ACQUISITION

  On June 27, 1997, the Corporation acquired the net assets and operations of Plastic Solutions, Inc. ("PSI"), a South Bend, Indiana manufacturer of injection molded plastic parts with annual sales of approximately $9 million. The total purchase price of $6.7 million consisted of cash of approximately $.9 million, $3.5 million in convertible long-term notes payable to the sellers, and $2.3 million of liabilities assumed. The purchase

                SHELTER COMPONENTS CORPORATION AND SUBSIDIARIES

                              SEPTEMBER 30, 1997
agreement also provides for additional consideration payable to the sellers contingent upon the future results of PSI through the year 2000. The excess of the purchase price over the fair value of the acquired assets ("goodwill") was approximately $3.2 million.

  The results of operations for all periods presented would not have been materially different than reported if PSI had been acquired on January 1, 1996.

NOTE E--DISPOSAL OF CARPET BUSINESS

  On December 31, 1996, the Corporation sold the operations and certain assets of its carpet and yarn manufacturing subsidiary, Danube Carpet Mills, Inc. The following reflects Danube's 1996 results of operations for the nine month period ended September 30, 1996:

                                                           (IN THOUSANDS EXCEPT
                                                              PER SHARE DATA)
     Net sales............................................ $     57,945
                                                           ============
     Net income........................................... $      2,073
                                                           ============
     Net income per share................................. $        .27
                                                           ============

NOTE F--SUBSEQUENT EVENTS--SALE OF REAL ESTATE

  On October 3, 1997, the Corporation sold the remaining real estate held in connection with the December 1996 sale of the operations and net assets of Danube Carpet Mills, Inc. The proceeds from the sale were $1.7 million and resulted in a net after-tax gain of approximately $.4 million or $.05 per share to be recorded in the fourth quarter of 1997.

NOTE G--SUBSEQUENT EVENTS--MERGER AGREEMENT

  On October 21, 1997, the Corporation signed a definitive merger agreement with Kevco, Inc. for Kevco to acquire all the outstanding shares of the Corporation at $17.50 per share through a cash tender offer. As a result of the transaction, and if the tender offer is successful, the Corporation will become a wholly-owned subsidiary of Kevco.

  The transaction has been recommended by the Board of Directors of each company. The cash tender offer is subject to Kevco receiving at least a majority of the outstanding shares of Shelter (on a fully-diluted basis) as well as the receipt of the required regulatory approvals and completion of anticipated financing, and is expected to be completed on or before December 31, 1997. On October 28, 1997, the Corporation filed its Solicitation/Recommendation Statement on Schedule 14D-9 relative to the cash tender offer by Kevco.

  Kevco, headquartered in Fort Worth, Texas, is a leading wholesale distributor and manufacturer of building products to the manufactured housing and recreational vehicle industries and reported net sales of $267 million and pro forma net income of $8.9 million, or $1.60 per share for the year ended December 31, 1996.

                                                                        ANNEX C

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

  The unaudited pro forma condensed combined financial data is based on the consolidated financial statements of Kevco, Inc. ("Kevco"), the consolidated financial statements of Bowen Supply, Inc. ("Bowen"), the consolidated financial statements of Consolidated Forest Products, L.L.C. ("Consolidated Forest") and the consolidated financial statements of Shelter Components Corporation ("Shelter") included elsewhere in this Form 8-K or previously filed with the Securities and Exchange Commission. The unaudited pro forma financial data gives effect to (i) the effect on weighted average shares and earnings per share of the sale of 2,415,000 shares of common stock of Kevco and the tax impact of Kevco's conversion from an S corporation to a C corporation in November 1996 (including an over-allotment option of 315,000 shares exercised in December 1996) ("Public Offering"), (ii) the acquisition by Kevco of Bowen ("Bowen Acquisition") and Consolidated Forest ("Consolidated Forest Acquisition" and, collectively with the Bowen Acquisition, the "Kevco Acquisitions"), (iii) Shelter's sale of the operations and certain assets of Danube Carpet Mills, Inc. ("Danube") by Shelter and the acquisition by Shelter of PSI ("PSI Acquisition"), (iv) the acquisition by Kevco of Shelter ("Shelter Acquisition"), (v) the Senior Credit Facility and (vi) the Offering (collectively, the "Pro Forma Transactions") as if these transactions had occurred on January 1, 1996.

  The unaudited pro forma condensed combined balance sheet at September 30, 1997 is based on the consolidated financial statements of Kevco adjusted to give effect to the Shelter Acquisition and the Offering as if such transactions had occurred on September 30, 1997. The unaudited pro forma condensed combined statements of income for the year ended December 31, 1996, the nine month-period ended September 30, 1997 and the last twelve months ended September 30, 1997, are based on the consolidated financial statements of Kevco and adjusted to give effect to the Pro Forma Transactions as if such transactions had occurred on January 1, 1996. The acquisition adjustments and offering adjustments are based upon historical financial information of Kevco, Bowen, Consolidated Forest, PSI and Shelter and certain assumptions that management of Kevco believes are reasonable. The Kevco Acquisitions, the PSI Acquisition and the Shelter Acquisition are accounted for under the purchase method of accounting. Under this method of accounting, the purchase price has been allocated to the assets and liabilities acquired based on preliminary estimates of fair value. The actual fair value is determined as of the consummation of each of the acquisitions. The unaudited pro forma financial data does not necessarily reflect the results of operations or the financial position of Kevco that actually would have resulted had the Pro Forma Transactions occurred at the date indicated, or project the results of operations or financial position of Kevco for any future date or period.

  The unaudited pro forma condensed combined financial data should be read in conjunction with the consolidated financial statements of Kevco, Bowen, Consolidated Forest and Shelter and the notes thereto included elsewhere in this Form 8-K or previously filed with the Securities and Exchange Commission.

                                  KEVCO, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                       SHELTER        PRO
                                KEVCO     SHELTER    ACQUISITION     FORMA
                              HISTORICAL HISTORICAL ADJUSTMENTS(1)   TOTAL
           ASSETS             ---------- ---------- --------------  --------
Current Assets:
  Cash and cash
   equivalents..............   $     77   $ 13,139     $(13,139)(2) $     77
  Trade accounts receivable,
   net .....................     25,190     33,010           --       58,200
  Inventories...............     34,988     43,001           --       77,989
  Other current assets .....      1,447      3,327           --        4,774
                               --------   --------     --------     --------
    Total current assets....     61,702     92,477      (13,139)     141,040
Property and equipment,
 net........................     18,563     25,929           --       44,492
Intangible assets, net .....     33,600     13,126      (13,126)(3)  127,549
                                                         88,024 (3)
                                                          5,925 (4)
Other assets................        713      1,322           --        2,035
                               --------   --------     --------     --------
    Total assets............   $114,578   $132,854     $ 67,684     $315,116
                               ========   ========     ========     ========
      LIABILITIES AND
    STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable....   $ 22,245   $ 33,079     $     --     $ 55,324
  Accrued liabilities.......      4,050      7,279           --       11,329
  Current portion of long-
   term debt................        112      3,007       (2,271)(5)      848
  Other liabilities.........        168      1,023          935 (6)    2,126
                               --------   --------     --------     --------
    Total current
     liabilities............     26,575     44,388       (1,336)      69,627
Long-term debt, less current
 portion....................     45,737     17,208      (14,444)(7)  202,255
                                                        153,754 (7)
Other liabilities...........      1,869        968           --        2,837
                               --------   --------     --------     --------
    Total liabilities.......     74,181     62,564      137,974      274,719
    Total stockholders'
     equity.................     40,397     70,290      (70,290)(8)   40,397
                               --------   --------     --------     --------
    Total liabilities and
     stockholders' equity...   $114,578   $132,854     $ 67,684     $315,116
                               ========   ========     ========     ========

                                  KEVCO, INC.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              SEPTEMBER 30, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


(1) The Shelter Acquisition will be accounted for using the purchase method of accounting. The aggregate purchase price was determined as follows:

      Shares outstanding at September 30, 1997...................     7,765
      Options outstanding at September 30, 1997..................       376
                                                                  ---------
        Total....................................................     8,141
      Purchase price per share................................... $   17.50
                                                                  ---------
                                                                  $ 142,468
      Exercise of options outstanding (a)........................    (3,625)
                                                                  ---------
      Purchase price............................................. $ 138,843
      Acquisition costs (b)......................................     5,410
                                                                  ---------
        Total purchase price..................................... $ 144,253
                                                                  =========

  (a) Represents cash to be received by Kevco in settlement of stock options outstanding as of September 30, 1997 (376,000 options outstanding at an average price of $9.64 per share).
  (b) Represents fees and costs directly associated with the Shelter Acquisition consisting of investment banking, legal and other professional costs.
(2) Reflects the utilization of existing cash to finance a portion of the Shelter Acquisition.
(3) Goodwill was adjusted to reflect: (i) the elimination of existing goodwill of Shelter and (ii) the excess of purchase cost over the fair value of net assets acquired which amount will be amortized on a straight line basis over an estimated life of 40 years.
(4) Intangibles were adjusted to reflect the capitalization of financing costs that will be amortized over the life of the Senior Credit Facility and the Notes.
(5) Current portion of long-term debt was adjusted to reflect the retirement of a portion of long-term debt. See note (7).
(6) The adjustment reflects accrued severance costs related to the involuntary termination of employees resulting from the Shelter Acquisition.
(7) Long-term debt was adjusted to reflect gross proceeds of $105,000 from the issuance of the Notes and additional borrowings of $48,754 from the Senior Credit Facility, net of $14,444 of long-term debt of Shelter that was retired.
(8) The adjustment reflects the elimination of the stockholders' equity of Shelter.

                                  KEVCO, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                  LAST TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                          KEVCO PRO  SHELTER PRO   SHELTER                      KEVCO
                            FORMA       FORMA    ACQUISITION    OFFERING      COMBINED
                          TOTALS(A)   TOTALS(B)  ADJUSTMENTS   ADJUSTMENTS    PRO FORMA
                          ---------  ----------- -----------   -----------    ---------
Net sales...............  $384,269    $470,907     $   --       $     --      $855,176
Cost of sales...........   330,583     404,977         --             --       735,560
                          --------    --------     ------       --------      --------
  Gross profit..........    53,686      65,930         --             --       119,616
Commission income.......     6,224       2,706         --             --         8,930
                          --------    --------     ------       --------      --------
                            59,910      68,636         --             --       128,546
Selling, general and ad-
 ministrative expenses..    41,035      54,356     (5,346)(1)                   91,014
                                                   (1,232)(2)
                                                    2,201 (3)
                          --------    --------     ------       --------      --------
  Operating income......    18,875      14,280      4,377             --        37,532
Interest expense........    (4,068)     (1,039)                  (18,580)(4)   (19,536)
                                                                   4,862 (4)
                                                                    (711)(4)
Other income (expense)..       174         447         --             --           621
                          --------    --------     ------       --------      --------
Income before income
 taxes..................    14,981      13,688      4,377        (14,429)       18,617
Income taxes............     5,992       5,267      1,751 (5)     (4,632)(5)     8,378
                          --------    --------     ------       --------      --------
  Net income............  $  8,989    $  8,421     $2,626       $ (9,797)     $ 10,239
                          ========    ========     ======       ========      ========
Earnings per share......  $   1.30                                            $   1.48
                          ========                                            ========
Weighted average shares
 outstanding............     6,916                                               6,916
                          ========                                            ========
Other Data:
  Operating income......  $ 18,875    $ 14,280     $4,377       $     --      $ 37,532
  Depreciation and
   amortization.........     3,346       3,839        969             --         8,154
                          --------    --------     ------       --------      --------
  EBITDA (6)............  $ 22,221    $ 18,119     $5,346       $     --      $ 45,686
                          ========    ========     ======       ========      ========

---------------------
(A) Includes the pro forma effect of the Public Offering and the Kevco Acquisitions.
(B) Includes the pro forma effect of the sale of the operations and certain assets of Danube and the PSI Acquisition.

                                  KEVCO, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                  LAST TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)

(1) Pursuant to EITF 95-3, Kevco has accrued liabilities for the involuntary termination of certain employees which are included in the financial statements along with the pro forma effect of the elimination of duplicate costs. Costs include only direct costs and benefits of these employees. Kevco believes that the elimination of duplicate employees will have no material effect on the other reported amounts within the unaudited pro forma condensed combined financial statements.
(2) To eliminate the historical amortization of goodwill of Shelter.
(3) Represents the amortization of excess purchase price over fair value of net assets acquired related to the Shelter Acquisition over a period of 40 years.
(4) Interest expense was adjusted to reflect: (i) $18,580 resulting from the effective interest rate of the Senior Credit Facility at 8.25% and the Notes at 10 3/8%; (ii) the elimination of interest on existing debt of $4,862 to be repaid from the proceeds of the Senior Credit Facility and
    (iii) the amortization of financing costs of $711 over the life of the indebtedness.
(5) Income tax expense was adjusted to reflect an effective tax rate of 45%, which is the expected effective tax rate of the Company after giving effect to the Shelter Acquisition. The effective rate is higher than the statutory rate of approximately 40% because of the nondeductibility of goodwill resulting from the Shelter Acquisition.
(6) EBITDA is defined as net income plus interest expense, income taxes, depreciation, amortization, and other expenses less other income reflected in the determination of net income.

                                  KEVCO, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                  LAST TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

(A)KEVCO PRO FORMA

                                       PUBLIC                   CONSOLIDATED                   KEVCO
                            KEVCO     OFFERING    BOWEN SUPPLY     FOREST     ACQUISITION    PRO FORMA
                          HISTORICAL ADJUSTMENTS  HISTORICAL(3) HISTORICAL(4) ADJUSTMENTS     TOTALS
                          ---------- -----------  ------------- ------------- -----------    ---------
Net sales...............   $334,253     $ --         $17,666       $32,350      $   --       $384,269
Cost of sales...........    287,790       --          13,915        28,960         (82)(5)    330,583
                           --------     ----         -------       -------      ------       --------
  Gross profit..........     46,463       --           3,751         3,390          82         53,686
Commission income.......      5,810       --             414            --          --          6,224
                           --------     ----         -------       -------      ------       --------
                             52,273       --           4,165         3,390          82         59,910
Selling, general and
 administrative
 expenses...............     35,870       --           2,869         2,811        (213)(6)     41,035
                                                                                  (622)(7)
                                                                                   303(8)
                                                                                    17(9)
                           --------     ----         -------       -------      ------       --------
  Operating income......     16,403       --           1,296           579         597         18,875
Interest expense........     (2,786)     108 (1)        (149)         (381)     (1,100)(10)    (4,068)
                                                                                   254 (11)
                                                                                   (14)(9)
Other income (expense)..         --       --             227           (53)         --            174
                           --------     ----         -------       -------      ------       --------
 Income before income
  taxes.................     13,617      108           1,374           145        (263)        14,981
Income taxes............      5,377       43 (2)         551            --          21 (12)     5,992
                           --------     ----         -------       -------      ------       --------
  Net income............   $  8,240     $ 65         $   823       $   145      $ (284)      $  8,989
                           ========     ====         =======       =======      ======       ========
Earnings per share......   $   1.19                                                          $   1.30
                           ========                                                          ========
Weighted average shares
 outstanding............      6,916                                                             6,916
                           ========                                                          ========
Other Data:
  Operating income......   $ 16,403     $ --         $ 1,296       $   579      $  597       $ 18,875
  Depreciation and
   amortization.........      2,641       --             138           460         107          3,346
                           --------     ----         -------       -------      ------       --------
  EBITDA(13)............   $ 19,044     $ --         $ 1,434       $ 1,039      $  704       $ 22,221
                           ========     ====         =======       =======      ======       ========

                                  KEVCO, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                  LAST TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)

(A)KEVCO PRO FORMA

(1) To reflect a decrease in interest expense for the month ended October 31, 1996, as if debt of $16.9 million, at an average interest rate of 7.65%, had been repaid on October 1, 1996 from the net proceeds of the Public Offering consummated on November 1, 1996. Indebtedness repaid reflects the portion of net proceeds that were available to repay debt after making final S corporation distributions of $9.1 million in 1996.
(2) To reflect a provision for income taxes at an effective rate of 40% associated with the Kevco's conversion to a C corporation offset by the tax effect of the decrease in interest expense referred to in (1).
(3) The Bowen Acquisition was consummated on February 28, 1997. Historical results represent unaudited results of operations of Bowen for the five months ended February 28, 1997.
(4) The Consolidated Forest Acquisition was consummated on February 27, 1997. Historical results represent unaudited results of operations of Consolidated Forest for the five months ended February 27, 1997.
(5) To reflect the amortization of the fair value adjustment to inventory of $82 related to the Bowen Acquisition.
(6) To eliminate amortization of historical goodwill of $10 and $203 related to Bowen and Consolidated Forest, respectively.
(7) To eliminate expense of $196 related to an executive of Bowen who was retired in connection with the Bowen Acquisition, to eliminate historical management fees of Consolidated Forest of $69 and to reflect a reduction in commission expense of $357 resulting from the amendment of a contract with a third party in connection with the Consolidated Forest Acquisition.
(8) To reflect the amortization of the fair value adjustments to property and equipment of $25 related to the Consolidated Forest Acquisition, and to reflect the amortization of loan origination fees of $18 and $18 and goodwill of $155 and $87 related to the Bowen Acquisition and Consolidated Forest Acquisition, respectively.
(9) To reflect the amortization and interest expense related to the non-compete agreements entered into in connection with the Consolidated Forest Acquisition.
(10) To reflect interest expense on borrowings to fund the Kevco Acquisitions at an assumed interest rate of 7.6% totalling $648 and $452 related to the Bowen Acquisition and Consolidated Forest Acquisition, respectively.
(11) To eliminate historical interest expense related to long-term debt not assumed by Kevco in the Consolidated Forest Acquisition.
(12) Income tax expense was adjusted to reflect an effective tax rate of 40%, which is the expected effective tax rate of Kevco.
(13) EBITDA is defined as net income plus interest expense, income taxes, depreciation, amortization, and other expenses less other income reflected in the determination of net income.

                                  KEVCO, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                  LAST TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

(B)SHELTER PRO FORMA

                                                                            SHELTER
                           SHELTER    SALE OF        PSI      ACQUISITION  PRO FORMA
                          HISTORICAL DANUBE(1)  HISTORICAL(2) ADJUSTMENTS   TOTALS
                          ---------- ---------  ------------- -----------  ---------
Net sales...............   $481,836  $(16,836)     $5,907        $ --      $470,907
Cost of sales...........    416,058   (16,022)      5,246        (305)(3)   404,977
                           --------  --------      ------        ----      --------
  Gross profit..........     65,778      (814)        661         305        65,930
Commission income.......      2,706        --          --          --         2,706
                           --------  --------      ------        ----      --------
                             68,484      (814)        661         305        68,636
Selling, general and
 administrative expenses
 .......................     56,713    (3,000)        576          67 (4)    54,356
                           --------  --------      ------        ----      --------
  Operating income......     11,771     2,186          85         238        14,280
Interest expense........       (822)        4        (151)        (70)(5)    (1,039)
Other income (expense)..      6,366    (5,919)         --          --           447
                           --------  --------      ------        ----      --------
  Income before income
   taxes................     17,315    (3,729)        (66)        168        13,688
Income taxes............      7,107    (1,880)         --          40 (6)     5,267
                           --------  --------      ------        ----      --------
  Net income............   $ 10,208  $ (1,849)     $  (66)       $128      $  8,421
                           ========  ========      ======        ====      ========
Other Data:
  Operating income......   $ 11,771  $  2,186      $   85        $238      $ 14,280
  Depreciation and
   amortization.........      3,359      (140)        327         293         3,839
                           --------  --------      ------        ----      --------
  EBITDA (7)............   $ 15,130  $  2,046      $  412        $531      $ 18,119
                           ========  ========      ======        ====      ========

                                  KEVCO, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                  LAST TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)

(B)SHELTER PRO FORMA

(1) The operations and certain assets of Danube were sold on December 31, 1996. Historical results represent results of operations related to Danube for the three months ended December 31, 1996.
(2) The PSI Acquisition was consummated on June 27, 1997. Historical results represent results of operations of PSI for the nine months ended June 27, 1997.
(3) To: (i) eliminate one-time bonuses given to employees of PSI in connection with the sale; (ii) reduce compensation expense pursuant to post acquisition employment agreements and (iii) record additional depreciation expense for equipment adjusted to fair market value in connection with the PSI Acquisition.
(4) To: (i) record amortization of goodwill; (ii) reduce compensation expense for a certain employment agreement and (iii) eliminate non-recurring charges incurred in connection with the PSI Acquisition.
(5) To reflect interest expense on debt issued, net of interest expense on the repayment of existing debt in connection with the PSI Acquisition.
(6) Income tax expense was adjusted to reflect Shelter's effective tax rate of 38.5%.
(7) EBITDA is defined as net income plus interest expense, income taxes, depreciation, amortization, and other expenses less other income reflected in the determination of net income.

                                  KEVCO, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                          KEVCO PRO   SHELTER     SHELTER                     KEVCO
                            FORMA    PRO FORMA  ACQUISITION    OFFERING     COMBINED
                          TOTALS(A)  TOTALS(B)  ADJUSTMENTS   ADJUSTMENTS   PRO FORMA
                          ---------  ---------  -----------   -----------   ---------
Net sales...............  $289,952   $362,139     $   --        $    --     $652,091
Cost of sales...........   250,896    311,329         --             --      562,225
                          --------   --------     ------        -------     --------
  Gross profit..........    39,056     50,810         --             --       89,866
Commission income.......     4,506      2,074         --             --        6,580
                          --------   --------     ------        -------     --------
                            43,562     52,884         --             --       96,446
Selling, general and
 administrative expenses
 .......................    30,667     41,239     (3,597)(1)         --       69,077
                                                    (883)(2)
                                                   1,651 (3)
                          --------   --------     ------        -------     --------
  Operating income......    12,895     11,645      2,829             --       27,369
Interest expense........    (2,869)      (612)                  (13,935)(4)  (14,652)
                                                                  3,297 (4)
                                                                   (533)(4)
Other income (expense)..        52        447         --             --          499
                          --------   --------     ------        -------     --------
Income before income
 taxes..................    10,078     11,480      2,829        (11,171)      13,216
Income taxes............     4,031      4,422      1,054 (5)     (3,561)(5)    5,946
                          --------   --------     ------        -------     --------
  Net income............  $  6,047   $  7,058     $1,775        $(7,610)    $  7,270
                          ========   ========     ======        =======     ========
Earnings per share......  $   0.87                                          $   1.05
                          ========                                          ========
Weighted average shares
 outstanding............     6,916                                             6,916
                          ========                                          ========
Other Data:
  Operating income......  $ 12,895   $ 11,645     $2,829        $    --     $ 27,369
  Depreciation and
   amortization.........     2,455      2,864        768             --        6,087
                          --------   --------     ------        -------     --------
  EBITDA (6)............  $ 15,350   $ 14,509     $3,597        $    --     $ 33,456
                          ========   ========     ======        =======     ========

---------------------
(A) Includes the pro forma effect of the Kevco Acquisitions.
(B) Includes the pro forma effect of the PSI Acquisition.

                                  KEVCO, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)

(1) Pursuant to EITF 95-3, Kevco has accrued liabilities for the involuntary termination of certain employees which are included in the financial statements along with the pro forma effect of the elimination of duplicate costs. Costs include only direct costs and benefits of these employees. Kevco believes that the elimination of duplicate employees will have no material effect on the other reported amounts within the unaudited pro forma condensed combined financial statements.
(2) To eliminate the historical amortization of goodwill of Shelter.
(3) Represents the amortization of excess purchase price over fair value of net assets acquired related to the Shelter Acquisition over a period of 40 years.
(4) Interest expense was adjusted to reflect: (i) $13,935 resulting from the effective interest rate of the Senior Credit Facility at 8.25% and the Notes at 10 3/8%; (ii) the elimination of interest on existing debt of $3,297 to be repaid from the proceeds from the Senior Credit Facility and
    (iii) the amortization of financing costs of $533 over the life of the indebtedness.
(5) Income tax expense was adjusted to reflect an effective tax rate of 45%, which is the expected effective tax rate of the Company after giving effect to the Shelter Acquisition. The effective rate is higher than the statutory rate of approximately 40% because of the nondeductibility of goodwill resulting from the Shelter Acquisition.
(6) EBITDA is defined as net income plus interest expense, income taxes, depreciation, amortization, and other expenses less other income reflected in the determination of net income.

                                  KEVCO, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
(A)KEVCO PRO FORMA

                                                                                KEVCO
                                                   CONSOLIDATED                  PRO
                            KEVCO    BOWEN SUPPLY     FOREST     ACQUISITION    FORMA
                          HISTORICAL HISTORICAL(1) HISTORICAL(2) ADJUSTMENTS    TOTALS
                          ---------- ------------- ------------- -----------   --------
Net sales...............   $271,957     $6,710        $11,285       $ --       $289,952
Cost of sales...........    235,138      5,398         10,393        (33)(3)    250,896
                           --------     ------        -------       ----       --------
  Gross profit..........     36,819      1,312            892         33         39,056
Commission income.......      4,413         93             --         --          4,506
                           --------     ------        -------       ----       --------
                             41,232      1,405            892         33         43,562
Selling, general and ad-
 ministrative expenses..     28,738      1,097          1,038        (85)(4)     30,667
                                                                    (249)(5)
                                                                     121 (6)
                                                                       7 (7)
                           --------     ------        -------       ----       --------
  Operating income......     12,494        308           (146)       239         12,895
Interest expense, net...     (2,354)       (51)          (120)      (440)(8)     (2,869)
                                                                     102 (9)
                                                                      (6)(7)
Other income (expense)..         --         46              6         --             52
                           --------     ------        -------       ----       --------
  Income before income
   taxes................     10,140        303           (260)      (105)        10,078
Income taxes............      4,056        123             --       (148)(10)     4,031
                           --------     ------        -------       ----       --------
  Net income............   $  6,084     $  180        $  (260)      $ 43       $  6,047
                           ========     ======        =======       ====       ========
Earnings per share......   $   0.88                                            $   0.87
                           ========                                            ========
Weighted averaged shares
 outstanding............      6,916                                               6,916
                           ========                                            ========
Other Data:
  Operating income......   $ 12,494     $  308        $  (146)      $239       $ 12,895
  Depreciation and
   amortization.........      2,172         56            184         43          2,455
                           --------     ------        -------       ----       --------
  EBITDA (11)...........   $ 14,666     $  364        $    38       $282       $ 15,350
                           ========     ======        =======       ====       ========

                                  KEVCO, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)

(A)KEVCO PRO FORMA

(1) The Bowen Acquisition was consummated on February 28, 1997. Historical results represent unaudited results of operations of Bowen for the two months ended February 28, 1997.
(2) The Consolidated Forest Acquisition was consummated on February 27, 1997. Historical results represent unaudited results of operations of Consolidated Forest for the two months ended February 27, 1997.
(3)To reflect the amortization of the fair value adjustment to inventory of $33 related to the Bowen Acquisition.
(4) To eliminate amortization of historical goodwill of $4 and $81 related to Bowen and Consolidated Forest, respectively.
(5) To eliminate expense of $78 related to an executive of Bowen who was retired in connection with the Bowen Acquisition, to eliminate historical management fees of Consolidated Forest of $28 and to reflect a reduction in commission expense of $143 resulting from the amendment of a contract with a third party in connection with the Consolidated Forest Acquisition.
(6) To reflect the amortization of the fair value adjustments to property and equipment of $10 related to the Consolidated Forest Acquisition, and to reflect the amortization of loan origination fees of $7 and $7 and goodwill of $62 and $35 related to the Bowen Acquisition and Consolidated Forest Acquisition, respectively.
(7) To reflect the amortization and interest expense related to the non-compete agreements entered into in connection with the Consolidated Forest Acquisition.
(8) To reflect interest expense on borrowings to fund the Kevco Acquisitions at an assumed interest rate of 7.6% totalling $259 and $181 related to the Bowen Acquisition and Consolidated Forest Acquisition, respectively.
(9) To eliminate historical interest expense related to long-term debt not assumed by Kevco in the Consolidated Forest Acquisition.
(10) Income tax expense was adjusted to reflect an effective tax rate of 40%, which is the expected effective tax rate of Kevco.
(11) EBITDA is defined as net income plus interest expense, income taxes, depreciation, amortization, and other expenses less other income reflected in the determination of net income.

                                  KEVCO, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

(B) SHELTER PRO FORMA

                                                                      SHELTER
                                SHELTER        PSI      ACQUISITION  PRO FORMA
                               HISTORICAL HISTORICAL(1) ADJUSTMENTS   TOTALS
                               ---------- ------------- -----------  ---------
Net sales.....................  $357,879     $4,260        $  --     $362,139
Cost of sales.................   307,906      3,682         (259)(2)  311,329
                                --------     ------        -----     --------
  Gross profit................    49,973        578          259       50,810
Commission income.............     2,074         --           --        2,074
                                --------     ------        -----     --------
                                  52,047        578          259       52,884
Selling, general and
 administrative expenses......    40,810        380           49 (3)   41,239
                                --------     ------        -----     --------
  Operating income............    11,237        198          210       11,645
Interest expense..............      (464)      (113)         (35)(4)     (612)
Other income (expense)........       447         --           --          447
                                --------     ------        -----     --------
  Income before income taxes..    11,220         85          175       11,480
Income taxes..................     4,320         --          102 (5)    4,422
                                --------     ------        -----     --------
  Net income..................  $  6,900     $   85        $  73     $  7,058
                                ========     ======        =====     ========
Other Data:
  Operating income............  $ 11,237     $  198        $ 210     $ 11,645
  Depreciation and
   amortization...............     2,454        215          195        2,864
                                --------     ------        -----     --------
  EBITDA (6)..................  $ 13,691     $  413        $ 405     $ 14,509
                                ========     ======        =====     ========

                                  KEVCO, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)

(B)SHELTER PRO FORMA

(1) The PSI Acquisition was consummated on June 27, 1997. Historical results represent results of operations of PSI for the six months ended June 27, 1997.
(2) To: (i) eliminate one-time bonuses given to employees of PSI in connection with the sale; (ii) reduce compensation expense pursuant to post acquisition employment agreements and (iii) record additional depreciation expense for equipment adjusted to fair market value in connection with the PSI Acquisition.
(3) To: (i) record amortization of goodwill; (ii) reduce compensation expense for a certain Employment Agreement and (iii) eliminate non-recurring charges incurred in connection with the PSI Acquisition.
(4) To reflect interest expense on debt issued, net of interest expense on the repayment of existing debt in connection with the PSI Acquisition.
(5) Income tax expense was adjusted to reflect Shelter's effective tax rate of 38.5%.
(6) EBITDA is defined as net income plus interest expense, income taxes, depreciation, amortization, and other expenses less other income reflected in the determination of net income.

                                  KEVCO, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                         YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                           KEVCO     SHELTER     SHELTER                      KEVCO
                         PRO FORMA  PRO FORMA  ACQUISITION    OFFERING      COMBINED
                         TOTALS(A)  TOTALS(B)  ADJUSTMENTS   ADJUSTMENTS    PRO FORMA
                         ---------  ---------  -----------   -----------    ---------
Net sales............... $401,119   $454,567     $    --      $     --      $855,686
Cost of sales...........  341,473    391,440          --            --       732,913
                         --------   --------     -------      --------      --------
  Gross profit..........   59,646     63,127          --            --       122,773
Commission income.......    6,900      2,459          --            --         9,359
                         --------   --------     -------      --------      --------
                           66,546     65,586          --            --       132,132
Selling, general and
 administrative
 expenses...............   42,264     50,553      (4,914)(1)        --        88,722
                                                  (1,382)(2)        --
                                                   2,201 (3)        --
                         --------   --------     -------      --------      --------
  Operating income......   24,282     15,033       4,095            --        43,410
Interest expense........   (4,420)    (1,994)         --       (18,580)(4)   (19,536)
                                                                 6,169 (4)
                                                                  (711)(4)
Other income............       61         --          --            --            61
                         --------   --------     -------      --------      --------
  Income before income
   taxes................   19,923     13,039       4,095       (13,122)       23,935
Income taxes............    7,969      5,072       1,535 (5)    (3,805)(5)    10,771
                         --------   --------     -------      --------      --------
  Net income............ $ 11,954   $  7,967     $ 2,560      $ (9,317)     $ 13,164
                         ========   ========     =======      ========      ========
Earnings per share...... $   1.73                                           $   1.90
                         ========                                           ========
Weighted average shares
 outstanding............    6,911                                              6,911
                         ========                                           ========
Other Data:
  Operating income...... $ 24,282   $ 15,033     $ 4,095      $     --      $ 43,410
  Depreciation and
   amortization.........    3,418      3,596         819            --         7,833
                         --------   --------     -------      --------      --------
  EBITDA (6)............ $ 27,700   $ 18,629     $ 4,914      $     --      $ 51,243
                         ========   ========     =======      ========      ========

---------------------
(A) Includes the pro forma effect of the Public Offering and the Kevco Acquisitions.
(B) Includes the pro forma effect of the sale of the operations and certain assets of Danube and the PSI Acquisition.

                                  KEVCO, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                         YEAR ENDED DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)

(1) Pursuant to EITF 95-3, Kevco has accrued liabilities for the involuntary termination of certain employees which are included in the financial statements along with the pro forma effect of the elimination of duplicate costs. Costs include only direct costs and benefits of these employees. Kevco believes that the elimination of duplicate employees will have no material effect on the other reported amounts within the unaudited pro forma condensed combined financial statements.
(2)To eliminate the historical amortization of goodwill of Shelter.
(3) Represents the amortization of excess purchase price over fair value of net assets acquired related to the Shelter Acquisition over a period of 40 years.
(4) Interest expense was adjusted to reflect: (i) $18,580 resulting from the effective interest rate of the Senior Credit Facility at 8.25% and the Notes at 10 3/8%; (ii) the elimination of interest on existing debt of $6,169 to be repaid from the proceeds from the Senior Credit Facility and
    (iii) the amortization of financing costs of $711 over the life of the indebtedness.
(5) Income tax expense was adjusted to reflect an effective tax rate of 45%, which is the expected effective tax rate of the Company after giving effect to the Shelter Acquisition. The effective rate is higher than the statutory rate of approximately 40% because of the nondeductibility of goodwill resulting from the Shelter Acquisition.
(6) EBITDA is defined as net income plus interest expense, income taxes, depreciation, amortization, and other expenses less other income reflected in the determination of net income.

                                  KEVCO, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

(A) KEVCO PRO FORMA

                                       PUBLIC         BOWEN    CONSOLIDATED                   KEVCO
                            KEVCO     OFFERING        SUPPLY      FOREST     ACQUISITION    PRO FORMA
                          HISTORICAL ADJUSTMENTS    HISTORICAL HISTORICAL(3) ADJUSTMENTS     TOTALS
                          ---------- -----------    ---------- ------------- -----------    ---------
Net sales...............   $267,344    $    --       $41,301      $92,474      $    --      $401,119
Cost of sales...........    226,653         --        33,270       81,746         (196)(4)   341,473
                           --------    -------       -------      -------      -------      --------
  Gross profit..........     40,691         --         8,031       10,728          196        59,646
Commission income.......      5,497         --         1,403           --           --         6,900
                           --------    -------       -------      -------      -------      --------
                             46,188         --         9,434       10,728          196        66,546
Selling, general and
 administrative
 expenses...............     29,723         --         6,180        7,597         (511)(5)    42,264
                                                                                (1,493)(6)
                                                                                   727 (7)
                                                                                    41 (8)
                           --------    -------       -------      -------      -------      --------
  Operating income......     16,465         --         3,254        3,131        1,432        24,282
Interest expense........     (2,058)     1,296 (1)      (364)      (1,230)      (2,641)(9)    (4,420)
                                                                                   611 (10)
                                                                                   (34)(8)
Other income (expense)..         --         --            15           46           --            61
                           --------    -------       -------      -------      -------      --------
  Income before income
   taxes................     14,407      1,296         2,905        1,947         (632)       19,923
Income taxes............      1,695      4,643 (2)     1,149           --          482 (11)    7,969
                           --------    -------       -------      -------      -------      --------
  Net income............   $ 12,712    $(3,347)      $ 1,756      $ 1,947      $(1,114)     $ 11,954
                           ========    =======       =======      =======      =======      ========
Historical income before
 income taxes...........   $ 14,407
Income tax expense
 adjustment(2)..........      5,475
                           --------
Pro forma net income....   $  8,932
                           ========
Pro forma earnings per
 share..................   $   1.61                                                         $   1.73
                           ========                                                         ========
Pro forma weighted
 average shares
 outstanding............      5,531      1,380 (13)                                            6,911
                           ========    =======                                              ========
Other Data:
  Operating income......   $ 16,465    $    --       $ 3,254      $ 3,131      $ 1,432      $ 24,282
  Depreciation and
   amortization.........      1,792         --           308        1,061          257         3,418
                           --------    -------       -------      -------      -------      --------
  EBITDA(12)............   $ 18,257    $    --       $ 3,562      $ 4,192      $ 1,689      $ 27,700
                           ========    =======       =======      =======      =======      ========

                                  KEVCO, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)

(A)KEVCO PRO FORMA

(1) To reflect a decrease in interest expense as if debt of $16.9 million, at an average interest rate of 7.65%, had been repaid on January 1, 1996 from the net proceeds of the Public Offering. Indebtedness repaid reflects the portion of net proceeds that were available to repay debt after making final S corporation distributions of $9.1 million in 1996.
(2) To reflect a provision for income taxes at an effective rate of 40% associated with the Kevco's conversion to a C corporation offset by the tax effect of the decrease in interest expense referred to in (1).
(3)For the year ended September 29, 1996, which represents Consolidated Forest's fiscal year end.
(4) To reflect the amortization of the fair value adjustment to inventory of $196 related to the Bowen Acquisition.
(5) To eliminate amortization of historical goodwill of $23 and $488 related to Bowen and Consolidated Forest, respectively.
(6) To eliminate expense of $471 related to an executive of Bowen who was retired in connection with the Bowen Acquisition, to eliminate historical management fees of Consolidated Forest of $166 and to reflect a reduction in commission expense of $856 resulting from the amendment of a contract with a third party in connection with the Consolidated Forest Acquisition.
(7) To reflect the amortization of the fair value adjustments to property and equipment of $60 related to the Consolidated Forest Acquisition, and to reflect the amortization of loan origination fees of $42 and $42 and goodwill of $372 and $211 related to the Bowen Acquisition and Consolidated Forest Acquisition, respectively.
(8) To reflect the amortization and interest expense related to the non-compete agreements entered into in connection with the Consolidated Forest Acquisition.
(9) To reflect interest expense on borrowings to fund the Kevco Acquisitions at an assumed interest rate of 7.6% totalling $1,556 and $1,085 related to the Bowen Acquisition and Consolidated Forest Acquisition, respectively.
(10) To eliminate historical interest expense related to long-term debt not assumed by the Kevco in the Consolidated Forest Acquisition.
(11) Income tax expense was adjusted to reflect an effective tax rate of 40%, which is the expected effective tax rate of Kevco.
(12) EBITDA is defined as net income plus interest expense, income taxes, depreciation, amortization, and other expenses less other income reflected in the determination of net income.
(13) To reflect the incremental weighted average shares issued in connection with the Public Offering in November 1996.

                                  KEVCO, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

(B) SHELTER PRO FORMA

                                                                             SHELTER
                           SHELTER    SALE OF        PSI       ACQUISITION  PRO FORMA
                          HISTORICAL DANUBE(1)  ACQUISITION(2) ADJUSTMENTS   TOTALS
                          ---------- ---------  -------------- -----------  ---------
Net sales...............   $521,022  $(74,851)      $8,396        $  --     $454,567
Cost of sales...........    447,701   (63,403)       7,180          (38)(3)  391,440
                           --------  --------       ------        -----     --------
  Gross profit..........     73,321   (11,448)       1,216           38       63,127
Commission income.......      2,459        --           --           --        2,459
                           --------  --------       ------        -----     --------
                             75,780   (11,448)       1,216           38       65,586
Selling, general and
 administrative
 expenses...............     60,194   (10,547)         673          233 (4)   50,553
                           --------  --------       ------        -----     --------
  Operating income......     15,586      (901)         543         (195)      15,033
Interest expense........     (1,654)        4         (243)        (101)(5)   (1,994)
Other income (expense)..      5,919    (5,919)          --           --           --
                           --------  --------       ------        -----     --------
  Income before income
   taxes................     19,851    (6,816)         300         (296)      13,039
Income taxes............      8,153    (3,083)          --            2 (6)    5,072
                           --------  --------       ------        -----     --------
  Net income............   $ 11,698  $ (3,733)      $  300        $(298)    $  7,967
                           ========  ========       ======        =====     ========
Other Data:
  Operating income......   $ 15,586  $   (901)      $  543        $(195)    $ 15,033
  Depreciation and
   amortization.........      3,350      (560)         437          369        3,596
                           --------  --------       ------        -----     --------
  EBITDA (7)............   $ 18,936  $ (1,461)      $  980        $ 174     $ 18,629
                           ========  ========       ======        =====     ========

                                  KEVCO, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                         YEAR ENDED DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)

(B)SHELTER PRO FORMA

(1) The operations and certain assets of Danube were sold on December 31, 1996. Historical results represent results of operations related to Danube for the year ended December 31, 1996.
(2) The PSI Acquisition was consummated on June 27, 1997. Historical results represent results of operations of PSI for the year ended December 31, 1996.
(3) To: (i) eliminate non-recurring compensation expense; (ii) reduce compensation expense pursuant to post acquisition employment agreements and (iii) record additional depreciation expense for equipment adjusted to fair market value in connection with the PSI Acquisition.
(4) To: (i) record amortization of goodwill; (ii) reduce compensation expense for a certain Employment Agreement and (iii) eliminate non-recurring charges incurred in connection with the PSI Acquisition.
(5) To reflect interest expense on debt issued, net of interest expense on the repayment of existing debt in connection with the PSI Acquisition.
(6) Income tax expense was adjusted to reflect Shelter's effective tax rate of 39%.
(7) EBITDA is defined as net income plus interest expense, income taxes, depreciation and amortization, and other expenses less other income reflected in the determination of net income.